UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.)

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Ennis, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Ennis, Inc.

2441 Presidential Parkway

Midlothian, TX 76065

June 4, 2021

Dear Shareholders:

The board of directors and management cordially invite you to attend the Annual Meeting of Shareholders of Ennis, Inc. to be held at 10:00 a.m., local time, on Thursday, July 15, 2021, at the Midlothian Conference Center, One Community Circle, Midlothian, Texas 76065.  The formal notice of the Annual Meeting and Proxy Statement are attached.

The Company is monitoring the ongoing COVID-19 pandemic and the related health and travel concerns, including the decline in active cases and increasing percentage of Americans that have been vaccinated.  In the event of a surge in cases or changes to national, state or local health guidelines and protocols, the Company may determine that it is not advisable to hold the Annual Meeting in person and elect to hold a virtual meeting of shareholders, which would be conducted via live webcast.  If such a determination is made, the Company will, as promptly as possible, announce details on how to participate in such virtual Annual Meeting by issuing a press release and posting such information on its website at www.ennis.com and at www.envisionreports.com/EBF.  In addition, such details would be filed with the U.S. Securities and Exchange Commission as additional proxy materials. However, based on the current improving situation of the COVID-19 pandemic, the Company expects the Annual Meeting to be held in person.

Ennis, Inc. has chosen to furnish its Proxy Statement and Annual Report to its shareholders over the internet, as allowed by the rules of the U.S. Securities and Exchange Commission.  Rather than mailing paper copies, we believe that this e-proxy process will expedite shareholder receipt of the materials and lower Ennis’s expenses associated with this process.  As a shareholder of Ennis, you are receiving by mail (or electronic mail) a Notice of Internet Availability of Proxy Materials (the “Notice”) which will instruct you on how to access and review the Proxy Statement and Annual Report over the internet.  The Notice will also instruct you how to vote your shares over the internet.  Shareholders who would like to receive a paper copy of our Proxy Statement and Annual Report, free of charge, should follow the instructions in the Notice.  Shareholders who request paper copies will also receive a proxy card or voting instructions form to allow them to vote their shares by mail in addition to over the internet or by telephone.

It is important that your shares be voted at the meeting in accordance with your preference.  If you do not plan to attend, you may vote your shares by following the instructions in the Notice.  If you submit your proxy and are able to attend the meeting and wish to vote in person, you may withdraw your proxy at that time.  See response to the question “How do I vote?” in the Proxy Statement for a more detailed description of voting procedures and the response to the question “Do I need an admission ticket to attend the Annual Meeting?” in the Proxy Statement for our procedures for admission to the meeting.

Sincerely,

Keith S. Walters	Vera Burnett
President, Chief Executive Officer and	Interim Chief Financial Officer
Chairman of the Board

Ennis, Inc.

2441 Presidential Parkway

Midlothian, TX 76065

NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS

To Be Held Thursday, July 15, 2021

To our shareholders:

Notice is hereby given that the Annual Meeting of Shareholders of Ennis, Inc. will be held on Thursday, July 15, 2021 at 10:00 a.m., local time, at the Midlothian Conference Center located at One Community Circle, Midlothian, Texas 76065 (the “Annual Meeting”).  At the Annual Meeting, we will ask you to vote on the following proposals:

•	The election of three directors to serve for a three-year term or until their successors are duly elected and qualified;

•	The ratification of the appointment of the independent registered public accounting firm;

•	The approval of a non-binding advisory vote on executive compensation; and

•	The approval of the 2021 Long-Term Incentive Plan of Ennis, Inc.

In their discretion, the proxies are authorized to vote, as described in the accompanying Proxy Statement, upon any other business as may properly come before the Annual Meeting or any adjournment or postponement of the meeting.

Only shareholders of record at the close of business on May 17, 2021 are entitled to receive notice of and to vote their shares at the Annual Meeting.

Ennis, Inc. is pleased to take advantage of the rules of the Securities and Exchange Commission that allow issuers to furnish proxy materials to their shareholders over the internet.  Ennis, Inc. believes that this process allows us to provide you with the information you need while lowering the costs associated with the Annual Meeting.  While you are cordially invited to attend the Annual Meeting in person, you may either vote in person at the Annual Meeting, or vote by proxy, which allows your shares to be voted at the Annual Meeting even if you are not able to attend.  However, to ensure that your vote is counted at the Annual Meeting, please vote as promptly as possible.

By Order of the Board of Directors

Michael D. Magill
Corporate Secretary
Midlothian, Texas
June 4, 2021

ENNIS, INC.

2441 Presidential Parkway

Midlothian, Texas 76065

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

To be held on July 15, 2021

QUESTIONS AND ANSWERS REGARDING THE PROXY STATEMENT AND ANNUAL MEETING

When and where is the Annual Meeting?

The Annual Meeting of Shareholders of Ennis, Inc. (“Ennis,” the “Company”) will be held on Thursday, July 15, 2021, at 10:00 a.m. local time at the Midlothian Conference Center located at One Community Circle, Midlothian, Texas 76065 (the “Annual Meeting”).  You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement (the “Proxy Statement”).

The Company is monitoring the ongoing COVID-19 pandemic and the related health and travel concerns, including the decline in active cases and increasing percentage of Americans that have been vaccinated.  In the event of a surge in cases or changes to national, state or local health guidelines and protocols, the Company may determine that it is not advisable to hold the Annual Meeting in person and elect to hold a virtual meeting of shareholders, which would be conducted via live webcast.  For additional information, see Will a virtual meeting be offered and, if so, how do I attend?, below.

Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), Ennis has elected to provide access to its Proxy Statement and Annual Report, which we refer to as the proxy materials, over the internet or, upon your request, has delivered printed versions of the proxy materials to you by mail.  The proxy materials are being provided in connection with Ennis’s solicitation of proxies for use at the Annual Meeting or at any adjournment or postponement thereof.  Accordingly, the Company sent a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about June 4, 2021 to its shareholders entitled to receive notice of and to vote at the meeting.

All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials.  Instructions on how to access the proxy materials over the internet or to request a printed set may be found in the Notice.  In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an on-going basis.  Ennis encourages shareholders to take advantage of the availability of the proxy materials over the internet.

How can I access the proxy materials electronically?

The Notice will provide you with instructions regarding how to:

➣	View Ennis’s proxy materials for the Annual Meeting over the internet; and
➣	Instruct Ennis to send future proxy materials to you electronically or by email.

Ennis’s proxy materials are also available on Ennis’s website at www.ennis.com/investor_relations.

Choosing to receive future proxy materials by email will save Ennis the cost of printing and mailing documents to you thereby lowering the costs associated with the Annual Meeting.  If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website.  Your election to receive proxy materials by email will remain in effect until you terminate it.

What is included in the proxy materials?

Ennis’s Annual Report on Form 10-K for the year ended February 28, 2021, as filed with the SEC on May 7, 2021 (the “Annual Report”), and this Proxy Statement.

If you requested printed versions of these materials by mail, these materials also include the proxy card or voting instruction form for the Annual Meeting.

I may have received more than one Proxy Statement. Why?

If you received more than one Proxy Statement, your shares are probably registered differently or are in more than one account.  Please vote each proxy card/notice that you received.

How does the Board of Directors recommend that I vote my shares?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Company’s Board of Directors (the “Board”). The Board’s recommendation can be found with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

FOR, the Board’s proposal to elect the nominated Directors;

FOR, the Board’s proposal to ratify the selection of Grant Thornton LLP as our independent registered public accounting firm;

FOR, the non-binding advisory vote on executive compensation for our named executive officers; and

FOR, the approval of the proposed 2021 Long-Term Incentive Plan of Ennis, Inc.

What will occur at the Annual Meeting?

We will determine whether enough shareholders are present at the meeting to conduct business. Your shares are counted as present at the Annual Meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. In order for us to hold our meeting, holders of a majority of our outstanding shares of our Common Stock (“Common Stock”) as of May 17, 2021, must be present in person or by proxy at the meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.

All shareholders of record at the close of business on May 17, 2021, will be entitled to vote on matters presented at the meeting or any adjournment thereof. On May 17, 2021, there were 26,103,284 shares of our Common Stock issued and outstanding. The holders of a majority, or 13,051,643 of the shares, of our Common Stock entitled to vote at the meeting must be represented at the meeting in person or by proxy to have a quorum for the transaction of business at the meeting and to act on the matters specified in the Notice.

 If a quorum of shareholders are present at the meeting to conduct business, then we will:  i) vote to elect as members of our Board the following individuals for a three-year term: Godfrey M. Long, Jr., Troy L. Priddy and Alejandro Quiroz; ii) ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for fiscal year ending February 28, 2022 (which we refer to as fiscal year 2022); iii) tabulate the non-binding vote on executive compensation; iv) vote to approve the 2021 Long-Term Incentive Plan of Ennis, Inc.; and v) conduct any other business properly coming before the meeting.

After each proposal has been voted on at the meeting, we will discuss and take action on any other matter that is properly brought before the meeting. We have hired Computershare Investor Services, LLC (“Computershare”), our transfer agent, to count the votes represented by proxies cast by ballot. Employees of Computershare and our legal counsel will act as inspectors of election. It is also expected that the Board and management will participate in the solicitation of proxies, including through shareholder outreach regarding the proposals to be considered at the Annual Meeting and the Board’s recommendations regarding such proposals.

A representative of Grant Thornton LLP, our independent registered public accounting firm, is expected to be present at the Annual Meeting and will be afforded an opportunity to make a statement, if such representative so desires, and to respond to appropriate questions.

How many votes are necessary to elect the nominees for director?

When a quorum is present, directors will be elected by a majority of votes cast, unless the election is contested, in which case directors will be elected by a plurality of votes cast.  An election will be contested if the number of nominees, as determined by the Board, exceeds the number of directors to be elected.  A “majority of votes cast” means that the number of shares voted “for” a director exceeds the number of votes cast “against” that director.  The following will not be deemed votes cast: (i) a share otherwise present at the meeting but for which there is an abstention and (ii) a share otherwise present at the meeting as to which a shareholder gives no authority or direction.  Brokers are not permitted to vote for the election of directors, unless you provide specific instructions to them by completing and returning the Voting Instruction Form or following the instructions provided to you by your broker for voting your shares by telephone or the internet.  With respect to the election of directors, shareholders have cumulative voting rights, which means that each shareholder entitled to vote (a) has the number of votes equal to the number of shares held by such shareholder multiplied by the number of directors to be elected and (b) may cast all such votes for one nominee or distribute such shareholder’s votes among the nominees as the shareholder chooses. The right to cumulate votes may not be exercised until a shareholder has given written notice of the shareholder’s intention to vote cumulatively to the Corporate Secretary on or before the day preceding the election. If any shareholder gives such written notice, then all shareholders entitled to vote or their proxies may cumulate their votes. Upon such written notice, the persons named in the accompanying form of proxy may cumulate their votes. As a result, the Board also is soliciting discretionary authority to cumulate votes.

How are votes counted for the election of directors?

In the election of directors, you may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to each of the nominees.  Abstentions will be counted for purposes of determining the presence or absence of a quorum only.

What happens if a director in an uncontested election does not receive a majority of votes cast for his or her election?

If a director in an uncontested election does not receive a majority of votes cast for his or her election, the director will, within ten business days of certification of election results, submit to the Board a letter of resignation for consideration by the Nominating and Corporate Governance Committee (the “Nominating Committee”).  The Nominating Committee will promptly assess the appropriateness of such nominee continuing to serve as a director and recommend to the Board the action to be taken with respect to such tendered resignation.  The Board will determine whether to accept or reject such resignation or what other action should be taken within 90 days of the certification of election results.

What if a nominee is unwilling or unable to serve?

The persons nominated for election to our Board have agreed to stand for election.  However, should a nominee become unable or unwilling to accept nomination or election, the proxies will be voted for the election of such other person as the Board may recommend.  Our Board has no reason to believe that the nominees will be unable or unwilling to serve if elected, and to the knowledge of the Board, the nominees intend to serve the entire term for which election is sought.

How many votes are necessary to ratify the selection of Grant Thornton LLP?

The ratification of the selection of Grant Thornton LLP, as our independent registered public accounting firm, requires the affirmative vote of the shareholders present or represented by proxy and representing a majority of votes entitled to be cast. Abstentions will have no effect as a vote. Brokers holding shares for beneficial owners have discretionary voting power to vote such shares in favor of this proposal, unless instructed otherwise.  Even if the shareholders ratify the  appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the Company’s best interests and the interests of the shareholders. The Audit Committee believes it is important for the Company’s registered public accounting firm to maintain their independence and objectivity.  As such, from time-to-time the Audit Committee will contact other firms for consideration as the Company’s independent public accounting firm.  This evaluation was performed most recently with respect to the audit for the fiscal year ended

February 28, 2021 (which we refer to as fiscal year 2021).  After consideration, the Audit Committee decided to continue to retain Grant Thornton as the Company’s independent public accounting firm.

How many votes are necessary to approve the non-binding advisory vote on executive compensation?

Approval of the non-binding advisory vote on executive compensation requires the affirmative vote of the shareholders present or represented by proxy and representing a majority of the votes entitled to be cast.  Abstentions will have no effect as a vote.  Brokers will not have discretionary voting power on this proposal and are not permitted to vote on this proposal, unless you provide specific instructions to them by completing and returning the Voting Instructions Form or following the instructions provided to you by your broker for voting your shares by telephone or the internet.  As your vote is advisory, it will not be binding upon the Board. The Compensation Committee of our Board (the “Compensation Committee” or the “Committee”) and the Board will take the views of shareholders into account when considering future executive compensation arrangements.

At the 2020 Annual Meeting, the Company did not receive a majority of votes entitled to be cast for this proposal (46% voted FOR).  The Board believes the failure of the vote to pass was due largely to the recommendation of Institutional Shareholder Services (“ISS”), an outside proxy advisory firm, which advised the Company’s institutional shareholders to vote against the Company’s executive compensation program.  The Board disagreed with ISS’s recommendation but reached out to the Company’s larger shareholders to explain their rationale and to request suggestions and comments. A more detailed discussion of those efforts is discussed beginning on page 37.  For additional information, please see Proposal No. 3 – Non-Binding Advisory Vote on Executive Compensation.

Why does the 2021 Ennis Long-Term Incentive Plan need shareholder approval and how many votes are necessary?

The 2004 Ennis Long-Term Incentive Plan, as amended in 2011, (the “Prior Long-Term Incentive Plan”), will expire June 30, 2021.  The Board is proposing to adopt a new long-term incentive plan, the 2021 Long-Term Incentive Plan of Ennis, Inc. (the “2021 Long-Term Incentive Plan”).  The Board feels that the 2021 Long-Term Incentive Plan is necessary to allow for the issuance of incentive shares to compensate, attract and retain qualified officers, directors and employees.

Approval of the 2021 Long-Term Incentive Plan requires the affirmative vote of the shareholders present or represented by proxy and representing a majority of the votes entitled to be cast.  Abstentions will have no effect as a vote.  Brokers will not have discretionary voting power on this proposal and are not permitted to vote on this proposal, unless you provide specific instructions to them by completing and returning the Voting Instructions Form or following the instructions provided to you by your broker for voting your shares by telephone or the internet.

What is the difference between holding shares of Ennis stock as a “shareholder of record” and as a “beneficial owner”?

Many of our shareholders hold their shares through a broker, bank, or other nominee rather than directly in their own name.  As summarized below, there are some distinctions between holding shares as a “shareholder of record” and holding shares as a “beneficial owner” in street name.

If your shares are registered directly in your name with our transfer agent, Computershare, you are the “shareholder of record” of the shares.  If your shares are held in a brokerage account or by a bank or by another nominee, you are the “beneficial owner” of shares held in street name.

How do I vote?

You may vote using any of the following methods:

➣	By internet

If you are a shareholder of record, you will need the control number included on the Notice to access the proxy materials.  Follow the instructions on the Notice to vote your shares electronically over the internet.  If you are a beneficial owner of shares, you may vote your shares electronically over the internet by following the instructions sent to you by your broker, bank, or other holder of record.

➣	By mail

If you are a shareholder of record, request from us, by following the instructions on the Notice, printed copies of the proxy materials, which will include a proxy card.  If you are a beneficial owner of shares, you may vote your shares by mail by following the instructions sent to you by your broker, bank, or other holder of record.  Be sure to complete, sign, and date the proxy card or voting instruction form and return it in the prepaid envelope.

➣	By telephone

If you are a shareholder of record, you may vote your share telephonically by calling the toll-free number that is referenced in the proxy materials available over the internet or by mail.  If you are a beneficial owner of shares, you may vote your shares telephonically by following the instructions sent to you by your broker, bank, or other holder of record.

➣	In person at the Annual Meeting

All shareholders of record may vote in person at the Annual Meeting.  You can request a ballot at the meeting.  You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person.  If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank, or other holder of record and present it to the inspector of election with your ballot to be able to attend or vote at the Annual Meeting.

Internet and telephone voting facilities for shareholders of record will be available 24 hours a day and will close at 1:00 a.m. central time on July 15, 2021. The availability of internet and telephone voting for beneficial owners will depend on the voting process of your broker, bank, or other holder of record.  We therefore recommend that you follow the voting instructions in the materials provided to you by your broker, bank or other holder of record.  If you vote over the internet or by telephone, you do not have to return a proxy card or voting instruction form.  If you are located outside the U.S. or Canada, please use the internet or mail voting methods.  Your vote is important.

What can I do if I change my mind after I vote my shares?

If you are a shareholder of record, you can revoke your proxy prior to the completion of voting at the Annual Meeting by:

➣	Sending written notice to our Corporate Secretary at 2441 Presidential Parkway, Midlothian, Texas 76065;
➣	Timely delivering a valid, later-dated proxy or later-dated vote via the internet or telephone; or
➣	Voting in person at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank, or other holder of record.  You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.

Will my shares be voted if I do not provide my proxy and do not attend the Annual Meeting?

If you do not provide a proxy or vote the shares held in your name, your shares will not be voted.

If you hold your shares through one of the Company’s employee benefit plans and do not vote your shares, your shares (along with all other shares in the plan for which votes are not cast) will be voted pro rata by the trustee in accordance with the votes directed by other participants in the plan who elect to act as a fiduciary entitled to direct the trustee of the applicable plan on how to vote the shares.

What happens if I do not give specific voting instructions?

If you are a shareholder of record and you sign and return a proxy card without giving specific instructions, the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement.  With respect to any other matters properly presented for a vote at the Annual Meeting (that is, which are not presented in this Proxy Statement), the proxy holders may use their discretion to determine how to vote your shares.

If you are a beneficial owner of shares and do not provide your broker, bank or other holder of record with specific voting instructions, then under the rules of the New York Stock Exchange (“NYSE”), your broker, bank, or other holder of record may only vote on matters for which it has discretionary voting power to vote.  If your broker, bank, or other holder of record does not receive instructions from you on how to vote your shares and such holder does not have discretion to vote on the matter, then that holder will inform the inspector of election that it does not have the authority to vote on the matter with respect to your shares and your shares will not be voted on that matter.

How do I raise an issue for discussion or vote at the next Annual Meeting?

Under SEC rules, a shareholder who intends to present a proposal, including the nomination of directors, at the 2022 Annual Meeting and who wishes the proposal to be included in the Proxy Statement for that meeting must submit the proposal in writing to our Corporate Secretary.  The proposal must be received no later than February 4, 2022, which is 120 days prior to the first anniversary of the date on which this Proxy Statement was first released to our shareholders in connection with the 2021 Annual Meeting.  However, if the date of the 2022 Annual Meeting is changed by more than 30 days from July 15, 2022 (the one-year anniversary of our 2021 Annual Meeting), then the deadline for receipt of shareholder proposals will be a reasonable time before we print and send proxy materials for the 2022 Annual Meeting.  Any such proposals must comply with SEC regulations under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

All written proposals should be directed to Investor Relations Department, Ennis, Inc., P.O. Box 403, Midlothian, Texas 76065-0403.

The Nominating Committee is responsible for selecting and recommending director candidates to our Board, and will consider nominees recommended by shareholders pursuant to the Corporate Governance Guidelines set forth on the Company’s website (the “Corporate Governance Guidelines”).  If you wish to have the Nominating Committee consider a nominee for director, pursuant to these guidelines you must send a written notice to the Company’s Corporate Secretary at the address provided above and include the information required by the charter of our Nominating Committee (the “Nominating Committee Charter”), as discussed in the section entitled Director Nomination Processes of this Proxy Statement.

Could other matters be decided at the Annual Meeting?

As of the date we began to deliver the Notice, we did not know of any matters to be brought before the Annual Meeting other than those described in this Proxy Statement.

If you vote your shares over the internet or by telephone or you sign and return a proxy card or voting instructions form, and other matters are properly presented at the Annual Meeting for consideration, the proxies appointed by the Board (the persons named in your proxy card) will have the discretion to vote on those matters for you.  The proxies intend to vote in accordance with their best judgment in the interest of Ennis and its shareholders.

Is there a list of shareholders entitled to vote at the Annual Meeting?

The names of shareholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting, and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 8:30 a.m. and 5:00 p.m. central time, at our corporate headquarters at 2441 Presidential Parkway, Midlothian, Texas 76065 by contacting our Corporate Secretary.

Who will pay for the cost of this solicitation?

Our Board has sent you this Proxy Statement.  Our directors, officers, and employees may solicit proxies by mail, by telephone, or in person.  Those persons will receive no additional compensation for any solicitation activities.  We will request banking institutions, brokerage firms, custodians, trustees, nominees, and fiduciaries that hold our Common Stock of record to forward solicitation materials to the beneficial owners of that Common Stock, and we will, upon the request of those record holders, reimburse reasonable forwarding expenses.  We will pay the costs of preparing, printing, assembling, and mailing the proxy materials used in the solicitation of proxies.

Do I need an admission ticket to attend the Annual Meeting?

You will need an admission ticket or proof of stock ownership to enter the Annual Meeting.  If you are a shareholder of record, your admission ticket is the Notice mailed (or sent electronically) to you or the admission ticket attached to you proxy card if you elected to receive a paper copy of the proxy materials.  If you plan to attend the Annual Meeting, please bring it with you to the Annual Meeting.

If you are a beneficial owner of shares and you plan to attend the Annual Meeting, you must present proof of your ownership of Ennis Common Stock, such as a bank or brokerage account statement, to be admitted to the Annual Meeting.

No cameras, recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the Annual Meeting.  Certain procedural rules pertaining to conduct at the meeting will be outlined by the Secretary of the Annual Meeting to allow shareholders to address questions to the appropriate person.  If you have any questions about attending the meeting, please call investor relations at 972-775-9800 or toll-free at 800-752-5386.

Where can I find the voting results of the Annual Meeting?

We will announce the voting results at the Annual Meeting and will publish the vote count in a current report on Form 8-K.  We will file that report with the SEC on or before July 20, 2022.  This Form 8-K will be available without charge to shareholders upon written request to Investor Relations Department, Ennis, Inc., P.O. Box 403, Midlothian, Texas 76065-0403 or via the internet at www.ennis.com.

Will a virtual meeting be offered and, if so, how do I attend?

The Company is monitoring the ongoing COVID-19 pandemic and the related health and travel concerns, including the decline in active cases and increasing percentage of Americans that have been vaccinated.   In the event of a surge in cases or changes to national, state or local health guidelines and protocols, the Company may determine that it is not advisable to hold the Annual Meeting in person and elect to hold a virtual meeting of shareholders, which would be conducted via live webcast.  If such a determination is made, the Company will, as promptly as possible, announce details on how to participate in such virtual Annual Meeting by issuing a press release and posting such information on its website at www.ennis.com and at www.envisionreports.com/EBF.  In addition, such details will be filed with the SEC as additional proxy materials. However, based on the current improving situation of the COVID-19 pandemic, the Company expects the Annual Meeting to be held in person.

PROPOSAL NO. 1

APPROVAL OF ELECTION OF EACH OF THE THREE DIRECTOR NOMINEES

The number of directors who shall constitute the Board is currently set at nine, as set forth in the Company’s Articles of Incorporation and Bylaws. The Board consists of three classes serving staggered three-year terms as set forth in Article Five of the Articles of Incorporation. Directors for each class are elected at the Annual Meeting held in the year in which the term for their class expires. The staggered Board structure was approved by our shareholders at the June 13, 1983 Annual Meeting.

Our Board proposes the election of Godfrey M. Long, Jr., Troy L. Priddy, and Alejandro Quiroz as directors to hold office for a term of three years, expiring at the close of our Annual Meeting of Shareholders to be held in 2024 or until their successors are duly elected and qualified. It is the Board’s opinion that because of each candidates’ business experience and prior tenure as a director of the Company, each is sufficiently familiar with the Company and its business to competently direct the Company’s business affairs. Biographical information on each candidate is set forth in the Directors — Summary of Our Non-Employee Directors and Executive Officers sections of this Proxy Statement.

If any of the nominees become unavailable for election, which is not anticipated, the proxies will be voted for the election of such other person as the Board may recommend.

The Board recommends that shareholders vote “FOR” the nominees for director set forth above.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Although SEC regulations and NYSE listing requirements require the Company’s independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee, the Board considers the selection of an independent registered public accounting firm to be an important matter to shareholders and considers a proposal for shareholders to ratify such appointment to be an opportunity for shareholders to provide input to the Audit Committee and the Board on a key corporate governance issue.

Grant Thornton LLP has served as the Company’s independent registered public accounting firm for the fiscal years 2005 through 2021 and has reported on our financial statements during such time period. The Audit Committee has selected Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2022.  The Board is asking shareholders to ratify this selection.

Even if the shareholders ratify the appointment, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.  The Audit Committee periodically considers whether there should be a rotation of the independent registered public accounting firms because the Audit Committee believes it is important for the registered public accounting firm to maintain independence and objectivity.  After considering all factors, the Audit Committee has determined that it is in the best interest of the Company and its shareholders to retain Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2022.

Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

The Board recommends a vote “FOR” the proposal to ratify the selection of the Company’s independent registered public accounting firm for fiscal year 2022.

PROPOSAL NO. 3

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, at the Annual Meeting, Ennis shareholders have the opportunity to vote on an advisory resolution, otherwise known as “say-on-pay,” to approve the compensation of Ennis’s named executive officers (“NEOs”), as described in the Executive Compensation section of this Proxy Statement. Because your vote is advisory, it will not be binding upon the Board.  However, the Compensation Committee and the Board will take the outcome of the vote into account when considering future executive compensation arrangements.  The say-on-pay vote currently occurs each year, and the next vote will occur at the 2022 Annual Meeting.

At the 2020 Annual Meeting, the Company did not receive a majority of votes entitled to be cast for its say-on-pay proposal, receiving only 46% in favor of the proposal.  The Board believes the failure of the vote to pass was due largely to the recommendation of ISS, which advised the Company’s institutional shareholders to vote against the Company’s executive compensation program.  ISS made this negative recommendation even though Glass, Lewis & Co., another proxy advisory firm (“Glass Lewis”), recommended that the Company’s shareholders vote to approve the say-on-pay proposal at the 2020 Annual Meeting.

The primary concerns outlined by ISS relating to the Company’s compensation program are summarized below.

Compensation Committee Communication and Responsiveness

•	Shareholder engagement details are limited
•	Shareholder feedback disclosed only in vague terms
•	Limited pay program changes

New Long-Term Incentive Program and Performance Goals

As discussed in further detail below beginning on page 37, the Board has been responsive to ISS’s concerns on communication, shareholder engagement and responsiveness. During the past year, the Company has reached out to 19 of its largest shareholders and offered to hold meetings to discuss any concerns they had with the Company’s compensation programs and ISS’s report. Some of our shareholders were responsive and participated in one or more meetings with our Compensation Committee, other members of our Board and our management team.  Other shareholders were not responsive to our requests or advised that, as a matter of policy, they do not actively engage with the companies they invest in, but rely primarily on ISS or Glass Lewis for recommendations on how their shares should be voted.  A more detailed review of discussions with shareholders begins on page 37.

ISS also criticized the limited changes in the Company’s then-existing long-term incentive program (the “Old LTI Program”). ISS criticized the Old LTI Program in the previous two years for using the same one-year goals as were used for the Company’s short-term cash bonus program.  The Compensation Committee, after discussions with shareholders, adopted major changes to the Old LTI Program by developing, and recommended to the Board, a new long-term incentive program (the “New LTI Program”) that provides for the grant of performance-based restricted stock units (“RSUs”) with a three-year performance period. The Board believes that the New LTI Program instituting a three-three performance-based stock incentive program directly addresses and remedies ISS’s concerns.

The Board believes that, when evaluating our executive compensation program for fiscal year 2021, and when assessing ISS’s prior recommendation regarding our executive compensation program for fiscal year 2020, shareholders should take into account the following considerations:

•

The Compensation Committee attempted telephonic meetings with 19 of the Company’s largest shareholders. Of those contacted, six responded and held telephonic calls with the Compensation Committee.  Thirteen did not respond or cited policies limiting engagement with the companies they invest in on proxy voting and deferring questions and voting to ISS or Glass Lewis.

•	Specific details about the calls and their subject matter are detailed in this Proxy Statement. The Board approved and adopted the New LTI Program, outlined on page 43, based on these discussions.

•

Unlike the Old LTI Program, which had a three-year vesting process, awards under the New LTI Program do not vest until certain performance criteria are met in year three, or an acceleration event occurs. Additional detail is outlined on page 44. The Compensation Committee also implemented a transition award as a bridging mechanism based on 70% of the targeted opportunity level that had been historically granted to the NEOs under the Old LTI Program that was replaced by the New LTI Program.

•

Finally, the Compensation Committee recognizes that our executive officers are all in their early seventies and have significant portions of their net worth represented by shares of the Company. As such, the Committee did not deem it necessary to include a “clawback” policy with regard to awards made under the New LTI Program to existing executive officers.  However, under the Sarbanes-Oxley Act of 2002 (“SOX”), if the Company is required to restate its earnings as a result of noncompliance with a financial reporting requirement due to misconduct, the Company’s chief executive officer and chief financial officer would be subject to a “clawback,” as required by SOX. Any such restatement of financial position, or adverse actions causing embarrassment to the Company, would have serious financial implications to the stock held by the executive officers of the Company.  Thus, the Committee felt that our executive officers’ large current equity positions in the Company would be a sufficient deterrent to aberrant behavior.  Future equity awards to new or promoted officers would have clawback provisions inserted into their agreements.

Our Compensation Committee is committed to creating an executive compensation program that enables us to retain and attract high-quality executives that have targeted incentives to build long-term value for our shareholders. The Company’s compensation package utilizes a mixture of cash and equity awards to align executive compensation with both short- and long-term performance. Under the New LTI Program, the use of earnings before interest, taxes, depreciation and amortization (“EBITDA”) as a performance indicator rewards NEOs for focusing on growth in cash flow, which will allow us to maintain a strong and growing dividend stream to our shareholders. Additionally, achieving a strong return on equity (“ROE”) average during the performance period will indicate how well the Company is performing with the equity in place. Having those performance awards adjusted for relative total shareholder return (“TSR”) performance will provide a means of measuring the Company’s performance against our peer group. These programs reflect the Committee’s philosophy that executive compensation should reward superior performance and provide accountability for underperformance. At the same time, we believe our programs do not encourage excessive risk-taking by our management team. The Board believes that our philosophy and practices have resulted in executive compensation decisions that are appropriate and that have benefited the Company over time.

For these reasons, the Board requests that our shareholders approve the Company’s executive compensation for our NEOs, as described in this Proxy Statement pursuant to the SEC disclosure rules, including the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables.

The Board recommends that you vote “FOR” the non-binding advisory vote on executive compensation for our named executive officers.

PROPOSAL NO. 4

APPROVAL OF 2021 LONG-TERM INCENTIVE PLAN OF ENNIS, INC.

Introduction

     The Company’s Prior Long-Term Incentive Plan was approved by our Board on January 13, 2004 and adopted by our shareholders effective June 17, 2004. It was amended and restated effective May 14, 2008 and was further amended on June 30, 2011, and will expire on June 30, 2021.  The Board adopted the 2021 Long-Term Incentive Plan on April 16, 2021, subject to the approval of the Company’s shareholders at our 2021 Annual Meeting.

The 2021 Long-Term Incentive Plan is integral to our compensation strategy, as discussed more fully below.  The Board believes the 2021 Long-Term Incentive Plan will be important to our long-term success by helping us to attract and retain key employees, to attract and retain qualified directors, to encourage the sense of proprietorship of such employees and directors, and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries.  These objectives are to be pursued through grants of incentive and stock-based awards under the plan.  The following description of the 2021 Long-Term Incentive Plan is a summary of various provisions and is qualified in its entirety by the full text of the 2021 Long-Term Incentive Plan, which is attached to this Proxy Statement as Appendix A.

Best Practice Features of the 2021 Long-Term Incentive Plan

•

Compensation Committee Oversight.  The Compensation Committee, which is composed solely of independent directors, will administer and make all grants under the 2021 Long-Term Incentive Plan; provided that, as discussed below, subject to certain limitations, the Committee may delegate some of all of its responsibilities under the 2021 Long-Term Incentive Plan.

•

No “Evergreen” Provision.  Shares authorized for issuance under the 2021 Long-Term Incentive Plan will not be replenished automatically.  Any additional shares to be issued over and above the amount for which we are seeking authorization must be approved by the shareholders.

•

No Repricing of Options or SARs.  The 2021 Long-Term Incentive Plan prohibits repricing and replacement of stock options and stock appreciation rights at lower exercise prices, unless approved by the shareholders.

•

No Discounted Options or SARs.  Stock options and stock appreciation rights may not be granted with an exercise price below the closing price of the Company’s Common Stock on the NYSE on the date of grant.

•	No Dividends on Options or SARs. Dividends and dividend equivalents may not be paid or accrued on stock options or stock appreciation rights.

•	Limited Terms for Options and SARs. Stock options and stock appreciation rights granted under the 2021 Long-Term Incentive Plan are limited to 10-year terms.

•

Minimum Vesting.  Awards of stock, options and SARs will have a minimum vesting period or restriction period, as applicable, of one year from the date of grant, provided that: (1) the Committee may provide for earlier vesting or termination of the restriction period following a Change in Control (as defined in the 2021 Long-Term Incentive Plan) or upon termination of a participant’s employment or service by reason of death, disability or retirement; and (2) awards with respect to up to 5% of the shares of Common Stock authorized for grant pursuant to the 2021 Long-Term Incentive Plan may have a vesting period or restriction period, as applicable, of less than one year.

•

No Transferability.  Awards generally may not be transferred except by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order, unless approved by the Committee.

•	No Tax Gross-Ups. Participants will not receive tax gross-ups under the 2021 Long-Term Incentive Plan.

Summary of the 2021 Long-Term Incentive Plan

Purpose. The 2021 Long-Term Incentive Plan is designed to attract and retain employees of the Company and its subsidiaries, to attract and retain qualified directors of the Company, to encourage the sense of proprietorship of such employees and directors and to stimulate the active interest of such persons in the development and financial success of the Company and its subsidiaries.  These objectives are to be accomplished by making awards under the 2021 Long-Term Incentive Plan and thereby providing participants with a proprietary interest in the growth and performance of the Company and its subsidiaries.

Shares Reserved.  The maximum number of shares that may be issued pursuant to the 2021 Long-Term Incentive Plan is 1,033,648.  At the time of its expiration, it is estimated that 433,648 shares will be authorized but not issued under the Prior Long-Term Incentive Plan.  Because the Prior Long-Term Incentive Plan will become expired prior to the approval of the 2021 Long-Term Incentive Plan, the unissued shares under the Prior Long-Term Incentive Plan will not be available for future grants under the 2021 Long-Term Incentive Plan.

The Board understands that shareholders are concerned about stock issuances that result in dilution.  When taking into account the shares under the Prior Incentive Plan that will expire, the 1,033,648 shares the Board is asking shareholders to approve for issuance under the 2021 Long-Term Incentive Plan will be analogous to a 600,000 share increase, or 2.3% of the Company’s outstanding shares on a fully diluted basis as of April 30, 2021.

Administration. The Committee will administer the 2021 Long-Term Incentive Plan.  Subject to certain restrictions, the Committee may delegate its duties under the 2021 Long-Term Incentive Plan to any one or more subcommittees of the Committee, another committee of the Board, to the President or CEO, or to any of the Company’s other senior officers.  Any such delegations are pursuant to any such conditions or limitations as the Committee may establish.  The Committee may not delegate to the President and CEO or to any of the Company’s other senior officers the authority to make awards to any of the Company’s officers.

Eligibility. Persons eligible to receive awards under the 2021 Long-Term Incentive Plan include our officers, employees, and non-employee directors.  The Committee selects the participants and determines the number and type of awards granted to each such participant who is an employee. The Board may grant awards (other than incentive stock options) to our non-employee directors.

Adjustments or Changes in Capitalization.  The 2021 Long-Term Incentive Plan provides for appropriate adjustments in the number of shares of Common Stock subject to awards and available for future awards, as well as the maximum award limits under the 2021 Long-Term Incentive Plan, in the event of changes in our outstanding Common Stock by reason of a merger, stock split or certain other events.

Awards.  The 2021 Long-Term Incentive Plan provides for various types of awards to be granted to participants, including options, stock appreciation rights, restricted stock, restricted units, performance awards and cash awards.

Stock Options. The Committee is authorized to grant nonqualified stock options and incentive stock options under the 2021 Long-Term Incentive Plan.  A stock option is the right to purchase shares of our Common Stock, at a future date and at a specified exercise price per share determined at the time of grant.  Under the terms of the 2021 Long-Term Incentive Plan, the exercise price of an option may be no less than the fair market value of the shares of Common Stock underlying such option on the date of grant.  The term of the option may not exceed ten years.  The Committee will determine the number of shares of Common Stock subject to the option, whether the price is payable in cash (and whether that may include proceeds of a sale assisted by a third party) or shares of Common Stock, or both, the terms and conditions of exercise, the expiration date, restrictions on transfer of the option, and other provisions not inconsistent with the 2021 Long-Term Incentive Plan.

Stock Appreciation Rights. The Committee is authorized to grant stock appreciation rights (“SARs”) under the 2021 Long-Term Incentive Plan.  A SAR entitles the holder, upon exercise, to receive in cash or Common Stock an amount equal to the excess of the fair market value of a specified number of shares of Common Stock on the date of exercise of the SAR over the exercise price of such SAR. The exercise price of a SAR may be no less than the fair market value of a share of the Company’s Common Stock on the date of grant.  The term of a SAR may not exceed ten years.  A SAR may be granted independently or in connection with an option, subject to such terms and restrictions as established by the Committee.

Stock Awards and Cash Awards.  The Committee is authorized to grant stock awards and cash awards under the 2021 Long-Term Incentive Plan.  The stock awards will consist of shares of Common Stock or a right to receive shares of Common Stock, or their cash equivalent (or a combination of both), in the future and may include restricted stock or restricted stock units.

Restricted Stock. A grant of restricted stock generally provides the grantee with Common Stock that is subject to vesting restrictions.  The Committee will determine the price, if any, that a grantee must pay for such restricted stock and will determine the vesting restrictions (such as whether the restriction lapse based upon continued service or the attainment of performance metrics).

Restricted Stock Units. A grant of restricted stock provides the grantee with a right to receive an amount in shares of our Common Stock or in cash equal to the fair market value of our Common Stock on the date of vesting.

Cash Awards. An award denominated and paid in cash pursuant to the terms, conditions and limitations determined by the Committee.

Performance Awards.  Any award available under the 2021 Long-Term Incentive Plan may be made as a performance award.  Performance awards will be based on achievement of such goals and will be subject to such terms, conditions and restrictions as the Committee determines.  The performance goals may be cumulative, annual or end-of-performance period goals, may be relative to a peer group or based on changes relative to or maintenance of stated values.

Director Awards.  The Board may grant non-employee directors of the Company awards in accordance with the same terms governing all other awards under the 2021 Long-Term Incentive Plan; provided, however, that incentive stock options may not be granted to our non-employee directors.

Transfer Restrictions.  Except as otherwise specified in a participant’s award agreement, awards granted under the 2021 Long-Term Incentive Plan are not transferable by the recipient other than by will or the laws of descent and distribution and or pursuant to a qualified domestic relations order, and any right granted under the 2021 Long-Term Incentive Plan will be exercisable during the participant’s lifetime only by him or her or by the participant’s guardian or legal representative.

Termination of or Changes to the 2021 Long-Term Incentive Plan.  The 2021 Long-Term Incentive Plan has a term of ten years from the date of Board Approval. Our Board may amend, alter or discontinue the 2021 Long-Term Incentive Plan at any time. No such amendment or termination, however, may impair the rights of any holder of outstanding awards without his or her consent, and no award may be amended or otherwise subject to any action that would be treated, for accounting purposes, as a “repricing” of such award.

Federal Income Tax Treatment of Awards under the 2021 Long-Term Incentive Plan

     Federal income tax consequences relating to awards under the 2021 Long-Term Incentive Plan are summarized below. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

Options.  On the grant of either a nonqualified stock option or an incentive stock option, the optionee will not recognize income for tax purposes and the Company will not be entitled to a deduction.  Upon exercise of a nonqualified stock option, the optionee recognizes taxable income (subject to withholding) in an amount equal to the difference between the fair market value of the shares of Common Stock acquired on the date of exercise and the exercise price.  The Company may take a corresponding deduction in an amount equal to the income recognized by the employee upon exercise.  In contrast, upon the exercise of an incentive stock option, the optionee will recognize no taxable income for U.S. federal income tax purposes, and the Company will not be entitled to a deduction.  However, the difference between the exercise price of the incentive stock option and the fair market value of the shares at the time of exercise is a tax preference item and it may require payment of an alternative minimum tax.  Generally, upon the sale of shares acquired through the exercise of a nonqualified stock option, the difference between the sale price and the fair market value of the shares on the date of exercise will be treated as capital gain or loss (long- or short-term treatment will depend upon how long the shares are held after exercise).  Upon the sale of shares of Common Stock acquired through the exercise of an incentive stock option, any gain will be taxed to the optionee as long-term capital gain if the sale occurs more than two years from the date of grant or more than one year from the date of exercise of the incentive stock option.  If sold before the two year or one year mark, as applicable, the option holder will be taxed as if he or she exercised a nonqualified stock option (i.e., the option holder will recognize ordinary income instead of capital gain) and the company may take a corresponding deduction equal to the amount included in the option holder’s income.  Similarly, if an incentive stock option is exercised more than three months following the termination of employment (other than due to death or disability), the incentive stock option will be treated for tax purposes as a nonqualified stock option.

Stock Appreciation Rights.  The amount of any cash or the fair market value of any shares of Common Stock received by the holder on the exercise of SARs under the 2021 Long-Term Incentive Plan will be subject to ordinary income tax in the year of receipt, and the Company will be entitled to a deduction for that amount.

Restricted Stock.  A participant generally recognizes no taxable income at the time of an award or restricted stock.  A participant may, however, make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended ( the “Code”) to have the grant taxed as compensation income at the date of receipt, with the result that any future appreciation or depreciation in the value of the shares of Common Stock granted may be treated as capital gain or loss on a subsequent sale of the shares.  If the participant does not make a Section 83(b) election, the grant will be taxed as compensation income at the full fair market value on the date of the restrictions imposed on the shares expire.  Unless a participant makes a Section 83(b) election, any dividends paid to the participant on the shares of restricted stock will generally be compensation income to the participant and deductible by the Company as compensation expense.  In general, we will receive an income tax deduction for any compensation income taxed to the participant.  To the extent a participant realizes capital gains, as described above, we will not be entitled to any deduction for federal income tax purposes.

Restricted Stock Units.  A participant who is granted a restricted stock unit will recognize no income upon grant of the restricted stock unit.  At the time the underlying shares of Common Stock (or cash in lieu thereof) are delivered to a participant, the participant will recognize compensation income equal to the full fair market value of the shares received.  We will be entitled to an income tax deduction corresponding to the compensation income recognized by the participant.

Cash Awards.  Cash awards under the 2021 Long-Term Incentive Plan are taxable income to the participant for federal income tax purposes at the time of payment.  The participant will have compensation income equal to the amount of cash paid, and the Company will have a corresponding deduction for federal income tax purposes.

Certain Tax Code Limitations on Deductibility.  In order for the Company to deduct the amounts described above, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.  The ability to obtain a deduction for amounts paid under the 2021 Long-Term Incentive Plan could be affected by Section 162(m) of the Code, which limits the deductibility for U.S. federal income tax purposes of compensation paid to certain employees to $1 million during any taxable year.  The ability to obtain a deduction for future payments under the 2021 Long-Term Incentive Plan could also be limited by Code Section 280G, which provides that certain excess parachute payments made in connection with a change of control of an employer are not deductible.

Code Section 409A.  Section 409A of the Code generally provides that deferred compensation subject to Code Section 409A that does not meet the requirements for an exemption from Code Section 409A must satisfy specific requirements, both in operation and in form, regarding: (1) the timing of payment; (2) the election of deferrals; and (3) restrictions on the acceleration of payment.  Failure to comply with Code Section 409A may result in the early taxation (plus interest) to the participant of deferred compensation and the imposition of a 20% penalty on the participant on the deferred amounts included in the participants income.  We intend to structure awards under the 2021 Long-Term Incentive Plan to be exempt from or comply with Code Section 409A.

The Board recommends that you vote “FOR” the 2021 Long-Term Incentive Plan of Ennis, Inc.

CORPORATE GOVERNANCE MATTERS

General

Our Corporate Governance Guidelines address the following matters, among others: director qualifications, director responsibilities, the role of the lead director, committees of the Board, director access to officers, employees and independent advisors, director compensation, Board performance evaluations, director orientation and continuing education, CEO evaluation, and succession planning.  The Corporate Governance Guidelines also contain categorical standards, which are consistent with the standards set forth in the NYSE listing standards, to assist the Board in determining the independence of the Company’s directors.  A copy of these guidelines is available free of charge upon written request to Investor Relations Department, Ennis, Inc., P.O. Box 403, Midlothian, Texas 76065-0403 or via the internet at www.ennis.com.

Board Size

Our business is managed under the direction of our Board. As of May 31, 2021, our Board consists of nine members as provided in our bylaws.

The names of our current Board members, their professional experience and attributes are described in this Proxy Statement and in our Annual Report on Form 10-K.

Director Independence

Our Corporate Governance Guidelines provide that the Board must be composed of a majority of independent directors.  “Independence” for these purposes means the director meets the independence requirements set forth in the Exchange Act, the rules adopted by the SEC thereunder and the corporate governance and other listing standards of the NYSE.  The Board has reviewed the independence of our directors using these standards. Under rules adopted by the NYSE, no Board member qualifies as independent unless (i) the Board affirmatively determines that the director has no material relationship with us and (ii) the director is not disqualified from being independent as set forth therein. In evaluating each director’s independence, the Board considers all relevant facts and circumstances in making a determination of independence. In particular, when assessing the materiality of a director’s relationship with us, the Board considers the issue not merely from the standpoint of the director, but also from the standpoint of persons or organizations with which the director has an affiliation.

In its determination of independence, the Board reviewed and considered all relationships and transactions between each director, such director’s family members or any business, charity or other entity in which such director has an interest, on the one hand, and we, our affiliates, or our senior management has an interest, on the other. As a result of this review, the Board has determined that each non-employee director (other than Mr. Mozina) meets the standards regarding independence set forth in the Corporate Governance Guidelines of the Company, is in compliance with NYSE rules, and has no material relationship with the Company.  The Board has determined that the current independent directors, which consist of Mr. Blind, Mr. Carter, Ms. Clemens, Mr. Long, Jr., Mr. Quiroz, Mr. Priddy and Mr. Schaefer, constitute a majority of the Board.  If all three nominees are elected, independent directors will continue to constitute a majority of the Board.

Mr. Mozina was elected by the unanimous consent of the directors to fill the Board position vacated due to the resignation of Mr. Magill from the Board in May 2019.  Mr. Mozina was elected by the shareholders in 2020 for a three-year term ending in 2023.  Mr. Mozina is the former owner of Integrated Print & Graphics (“IPG”), which the Company acquired in March 2019. Mr. Mozina’s knowledge of the print segment, both as a manufacturer and as a distributor with connections in the Chicago marketplace, was a critical factor in the Board’s determination that he should fill the seat vacated by Mr. Magill. Since there is a continuing sourcing agreement with Mr. Mozina’s distributorship involving IPG, and because the Company leases the existing IPG space from him, the Board determined that Mr. Mozina should not be classified as an independent director.  For additional information, see Certain Relationships and Related Transactions and Director Independence, below.  Despite the determination that Mr. Mozina is not an independent director, Mr. Mozina is not employed as an officer or otherwise by Ennis or any of its subsidiaries, which qualifies Mr. Mozina as a non-employee director for purposes of our policies applicable to non-employee directors.

Criteria for Membership on the Board

When identifying director nominees, the Nominating Committee seeks director candidates with high personal and professional ethics, integrity and values.  In addition, the Nominating Committee looks for nominees who have outstanding records of accomplishments in their chosen business or profession and are committed to representing the long-term interest of our shareholders.  The Board seeks members reflecting a range of talents, ages, skills, diversity, and expertise, particularly in the areas of accounting and finance, management, domestic and international markets, current or past involvement in our industry, and leadership sufficient to provide sound and prudent guidance with respect to the Company’s operations and interests.

Since 2003, the Board has had a Hispanic representative, Mr. Quiroz, and the Company elected a female director, Ms. Clemens, at the 2019 Annual Meeting.  Mr. Carter was elected at the 2020 Annual Meeting and is an African American Board member.  The services of Mr. Quiroz, Ms. Clemens and Mr. Carter on the Board are consistent with the Board’s diversity objectives.  The Board believes Mr. Quiroz, Ms. Clemens and Mr. Carter not only meet the qualifications applicable to all Board members, but also bring new perspectives, opinions and experiences to the Board that promote balanced and thoughtful Board deliberations, resulting in improved corporate governance.  The strong qualifications of Mr. Quiroz, Ms. Clemens and Mr. Carter, along with the qualifications of our other directors, are set forth below in the Directors section of this Proxy Statement.

The Company requires that its Board members be able to dedicate the time and resources sufficient to ensure the diligent performance of their duties on the Company’s behalf, including attending Board and applicable committee meetings. Physical attendance is mandatory for all Board and committee meetings to constitute attendance pursuant to our Bylaws. The Director must also have the financial wherewithal to meet the stock ownership requirements of Directors.  The Board does not have a formal tenure or retirement age policy.  However, the Company has replaced five of its directors over the last five years, which will have resulted in the average age of our directors being reduced by five years, from 71 years old to 66 years old, and the average tenure of our directors being reduced by 5.25 years, from 12.75 years to 7.5 years.  As such, the Nominating Committee believes that there is no need to have a formal tenure or retirement age policy at this time.

Director Nomination Process

The Nominating Committee Charter allows shareholders to recommend to the Nominating Committee candidates for membership on the Board.  To utilize this process and recommend a candidate for director using this process:  (i) the shareholder must follow procedures set forth in the Nominating Committee Charter and (ii) the candidate must meet the qualification standards set forth in the Company’s Corporate Governance Guidelines.

Shareholders wishing to submit the name of a candidate for the Board must submit a resume of the candidate, proof of ownership of 3% or more of the Company’s stock, and that they have held such stock at a 3% or more level for more than three years from the date of their proposal and such other requirements as set forth in Rule 14a-11 of the Exchange Act. They must also consent to have their name disclosed in the Proxy Statement.

Candidates recommended by the Company’s shareholders are evaluated on the same basis as candidates recommended by the Company’s directors, CEO, other executive officers, third party search firms, or other sources and the Nominating Committee’s judgment is final as to the candidates submitted for election.  The Nominating Committee will request and review the resume of any of the candidates based on the qualifications set forth in the Nominating Committee Charter and the Company’s Corporate Governance Guidelines.  There can only be one shareholder nominee in our proxy statement for any given Annual Meeting.

Board Responsibilities

Our business is managed under the direction of the Board.  The Board monitors management on behalf of the shareholders.  Among the Board’s major responsibilities are:

•	Selection, compensation, and evaluation of the executive officers and oversight of succession planning for the Company’s chief executive officer (the “Chief Executive Officer” or “CEO”);

•	Assurance that processes are in place to promote compliance with law and high standards of business ethics;

•	Oversight of Ennis’s strategic planning;

•	Approval of all material transactions and financings;

•	Understanding Ennis’ financial statements and other disclosures;

•	Evaluating the process for producing accurate and complete reporting and changing where determined necessary;

•	Using its experience to advise management on major issues facing Ennis; and

•	Evaluating the performance of the Board and its committees and making appropriate changes where determined necessary.

Directors are expected to maintain a good attendance record and familiarize themselves with any materials distributed prior to each Board or committee meeting.  All directors may place items on agendas for Board meetings.  The chair of each committee (the “Chair” or “Chairman”) clears agendas for the meetings of their respective committee, and committee members may place items on the agenda.

As stated above, the Board is responsible for oversight of succession planning for the CEO.  Given the age of executive management, the Board considered succession planning at various meetings over the past year.  While there is no current plan for the CEO to retire, the lead director did appoint several Board members to author guidelines for a succession planning process.  These guidelines have been approved by the Board and will be implemented if and should it become necessary.

Board Leadership Structure, Board Meetings and Executive Sessions

The Board does not maintain a strict policy regarding the separation of the offices of Chairman of the Board and CEO. However, the Board does review its structure on an annual basis and firmly believes this is a matter that should be part of any succession planning process. We currently believe there is no benefit in separation of the two offices considering the open and effective relationship the Board enjoys with the incumbent CEO.

As set forth in our Corporate Governance Guidelines, the Chair of the Nominating Committee serves as our lead director, with such duties as set forth in those Guidelines. As current Chair of the Nominating Committee, John R. Blind currently serves as lead director. The duties of the lead director include the following:

➣	Make recommendations to the full Board regarding the structure of Board meetings and establish procedures to govern the Board’s work;
➣	Ensure adequate lead time for effective study and discussion of matters for consideration by the full Board;
➣	Identify guidelines for the conduct of directors;
➣	Work with the Nominating Committee to ensure proper committee structure, including assignments of members and committee chairs;
➣	Organize and present the agenda for special Board meetings based on input from directors;
➣	Place additional items on the future Board’s agenda in collaboration with CEO;
➣	Recommend additional appropriate materials to be provided to the directors;
➣	Recommend tasks to the appropriate committees and work with committee chairs to coordinate the schedule of committee meetings;
➣	Oversee annual evaluations of the Board as a whole and its committees with the help of the Nominating Committee; and
➣	Carry out other duties as requested by the CEO and Board as a whole, depending on need and circumstances.

The Board not only holds regular quarterly meetings but also holds other meetings each year to review the Company’s strategy, to approve its annual business plan and annual budget, and to act on the Company’s regulatory filings with the SEC.  Special meetings of the Board have occurred in connection with unusual occurrences, such as the sale of a subsidiary or the purchase of a company.  The Board also communicates informally with management on a regular basis.

Non-employee directors meet without management or employee directors present, at every regularly scheduled Board meeting.  All Board committees may meet with the CEO as a guest, but are not required to do so.  The CEO may be excused from any meeting at the request of the independent directors to allow the committee to speak candidly.  The Company’s by-laws maintains that Company’s President and CEO cannot be a member of a committee and has no voting rights.

Committees of the Board

The Board has the following three standing committees that are comprised entirely of independent directors: the Audit Committee, the Compensation Committee and the Nominating Committee.  Each committee meets in sessions on pre-determined dates and as needed.

Director Access to Management and Independent Advisors

All directors are able to directly contact members of management, including, in the case of the Audit Committee, direct access to the head of internal audit.  Broad management participation is encouraged in presentations to the Board, and executive management frequently meets with Board members on an individual basis.  The Board and its committees are empowered to hire, at the Company’s expense, their own financial, legal, and other experts to assist them in addressing matters of importance to the Company.

Board Self-Evaluation

The Nominating Committee conducts a self-evaluation of the Board’s performance annually, which includes a review of the Board’s composition, responsibilities, leadership and committee structure, processes and effectiveness.  The Nominating Committee of the Board conducts a similar self-evaluation with respect to each committee.  In addition, each member of the Board is individually evaluated by each other member of the Board, on a periodic basis and annually upon reaching age 75 or when up for election.

Director Orientation and Education

Directors are provided with materials regarding Ennis upon their initial election to the Board.  Other orientation procedures include meetings with senior executives of the Company in its major business units.

Non-Employee Director Compensation and Stock Ownership

The Nominating Committee reviews non-employee director compensation and benefits on an annual basis and makes recommendations to the Board regarding appropriate compensation for the Board’s approval.  It is the Company’s policy that a portion of non-employee directors’ compensation should be equity-based. For details on the compensation currently provided to non-employee directors, please see the Director Compensation section of this Proxy Statement.

In 2011, a stock ownership policy for all non-employee directors was modified and adopted by the Board. This policy requires that all non-employee directors will maintain at all times a minimum ownership investment in our Common Stock equal to six times their annual retainer with additional ownership investment encouraged. A newly elected, non-employee director has five years to satisfy this minimum ownership investment. For additional information of non-employee director stock ownership, please see the Security Ownership of the Board of Directors and Executive Officers section of this Proxy Statement.

The Company also expects all directors to comply with all federal and state laws regarding trading in securities of the Company and disclosing material, non-public information regarding the Company. The Company has procedures in place to assist directors in complying with these laws including an Insider Trading Policy put into place in January of 2008, as modified from time to time, which prohibits officers and directors from hedging or pledging their securities or from engaging in short-term or speculative trade transactions in the Company’s securities.

Code of Business Conduct and Ethics

The Company has adopted a Standards of Professional Conduct for Officers, Employees, and Directors (“Standards of Professional Conduct”) designed to help directors and employees resolve ethical issues in an increasingly complex global business environment. Our Standards of Professional Conduct applies to all directors and employees, including the CEO, the CFO, and all other executive officers. Our Standards of Professional Conduct covers topics including, but not limited to, conflicts of interest, insider trading, competition and fair dealing, discrimination and harassment, confidentiality, payments to government personnel, anti-boycott laws, U.S. embargos and sanctions, compliance procedures, and employee complaint procedures. Our Standards of Professional Conduct is posted on our website under the “Corporate Governance” caption in the “Investor Relations” section. A copy of the Standards of Professional Conduct is available free of charge by contacting Investor Relations Department, Ennis, Inc., P.O. Box 403, Midlothian, TX 76065-0403.

Risk Oversight

The Board exercises oversight of the Company’s operational, financial, and strategic matters, as well as compliance and legal risk. The Board is responsible for assuring appropriate alignment of its leadership structure and oversight of management. Pursuant to delegated authority as permitted by the Company’s Bylaws, Corporate Governance Guidelines, and committee charters, the Board’s three standing committees oversee certain risks.  The Board considers broad risk factors in their executive sessions.

COVID-19 Pandemic

The COVID-19 pandemic has significantly curtailed global economic activity and caused significant volatility and disruption in global financial markets. The pandemic, and the measures taken by many countries and companies in response, have adversely affected, and could in the future have a material adverse effect on the Company’s business, results of operations, financial condition, stock price, liquidity, operations, suppliers, industry and workforce.  As a result, in fiscal year 2021, the Company experienced an 18% decline in sales. In addition, the Company reduced its workforce by 353 employees in fiscal year 2021.  While some sectors of the economy appear to be recovering rapidly, the service and travel segments are recovering at a slower rate.  Filling positions may be one of the most difficult tasks for the Company in fiscal year 2022.

In addition, though certain parts of the economy have begun to reopen as restrictions have been lifted, it is possible that additional restrictions will be put in place in the future, and the impact of COVID-19 may continue to present challenges to the Company’s business, including by depressing demand for some of the Company’s products, for an indeterminate period. The full extent of the impact of the COVID-19 pandemic on the Company’s operational and financial performance in fiscal year 2022 will depend on many factors outside of the Company’s control, including, without limitation, the timing, extent, trajectory and duration of the pandemic, the efficacy and availability of effective treatments and vaccines, the imposition of protective public safety measures, and the impact of the pandemic on the global economy and demand for the Company’s products.  In addition, the impact of new legislation and monetary support from the federal government will have an impact on the economy and our business over the next year.  As economic activity continues to recover, the Board will continue to monitor the situation and take appropriate actions to limit risk to the Company as the pandemic evolves.

Communication with the Board

The Board maintains a process for shareholders and interested parties to communicate with the Board. Shareholders and interested parties may e-mail, call, or write to the Board, as more fully described on the Company’s website under the “Corporate Governance” caption. Communications addressed to individual Board members and clearly marked as shareholder/interested parties communications will be forwarded by the Corporate Secretary unopened to the individual addressed. Any communications addressed to the Board and clearly marked as shareholder and interested parties communications will be forwarded unopened by the Corporate Secretary to the present chairman of the Nominating Committee, currently John R. Blind.  The chairman of the Nominating Committee responds to shareholder inquiries in a prompt manner.

DIRECTORS

Term

The Company’s directors consist of three classes serving in staggered three-year terms. The creation of a staggered Board was approved by a supermajority of shareholders in 1983.  Directors for each class are elected at the Annual Meeting of shareholders held in the year in which the term for their class expires.

Director Independence and Qualifications

As set forth in the Company’s Corporate Governance Guidelines, in selecting its slate of nominees for election to the Board, the Nominating Committee and the Board have evaluated, among other things, each nominee’s independence, satisfaction of regulatory requirements, financial literacy, personal and professional accomplishments, and experience in light of the needs of the Company, and with respect to incumbent directors, past performance on the Board.  See the Corporate Governance Matters-Criteria for Membership on the Board section of this Proxy Statement.

The Board has determined that Messrs. Quiroz, Priddy and Long, the three director nominees at the 2021 Annual Meeting, have no material relationship with the Company, either directly or indirectly, and are “independent” within the meaning of the listing requirements of the NYSE and the Board’s Independence Criteria.  In addition, the Board has determined that each director nominee is financially literate and possesses the high level of skill, experience, reputation, and commitment that is mandated by the Board.  There is no family relationship among any of our directors and executive officers.

Summary of Our Non-Employee Directors

The following table, listed in alphabetical order, sets forth the names of our current non-employee directors and the non-employee nominee for director, and their respective ages and positions with the Company.

Director’s Name	Age	Director Since	Term Expires	Positions
John R. Blind	67	2016	2022	Director
Aaron Carter	50	2020	2023	Director
Barbara T. Clemens	62	2019	2022	Director
Godfrey M. Long, Jr.	79	2006	2021	Director
Gary S. Mozina	62	2019	2023	Director
Troy L. Priddy	69	2018	2021	Director
Alejandro Quiroz	68	2003	2021	Director
Michael J. Schaefer	70	2007	2022	Director

Set forth below is a description of the backgrounds of our non-employee directors.  The biographical information for Mr. Walters, our one employee director, can be found under the Executive Officers section of this Proxy Statement.

John R. Blind, retired.  Mr. Blind served as Vice President of the Printing and Carbonless Division of the Specialty Papers Business Unit of Glatfelter, a specialty paper manufacturing corporation, from 2006 to 2014.  Mr. Blind held various positions with Glatfelter during his 32-year career, the last 12 of which included participation in the Senior Executive Team of the corporation, during which time the company exhibited significant growth.  Mr. Blind’s extensive experience in the manufacture and sale of printing, forms and specialty papers, coupled with his participation in business growth through acquisitions make him a valuable member of our Board and Chairman of our Nominating Committee.

Aaron Carter, Zone Director for Ross Stores, Inc.  Ross Stores, Inc. (“Ross”) is the largest off-price apparel and home fashion chain in the United States.  Mr. Carter has held several positions during his 12-year tenure with Ross, including Critical Field Leader, under which Mr. Carter led the operational team during Ross’s store openings in Chicago in 2011.  Previously, from 1993 to 2007, Mr. Carter held several positions, including district manager from 2002 to 2007, at Wal-Mart Stores, Inc., the largest retailer in the world.  From 2007 to 2010, Mr. Carter served at various times as a director, audit committee chairman, secretary/treasurer and member of the personnel committee at DeSoto Economic Development Corporation.  From 2015 to present, Mr. Carter has served as a director for Boys and Girls Club of Greater Dallas.  Mr. Carter graduated from the University of Dallas with a B.A. in Political Science, has an MBA with a concentration in leadership from Walden University, and is a trained executive/leadership/life coach.  Mr. Carter’s extensive 26-year retail career within public companies in key operational positions, his board experience with for- and non-profit entities, and his expertise in succession planning and strategic/sustainability planning, makes him an excellent choice for director.

Barbara T. Clemens, retired. Ms. Clemens was Vice President of Sales & Customer Service for Boise Paper, a division of Packaging Corporation of America that is headquartered in Lake Forest, Illinois, from 2016 until her recent retirement. Boise Paper manufactures a full line of office papers including copy, multipurpose, inkjet, laser and colors as well as printing and converting papers.  From 2011 to 2015, Ms. Clemens served as Boise Paper’s Director, Supply Chain. Prior to that, she held numerous positions with Boise Paper including sales, manufacturing, marketing, supply chain and general management. She has served in the paper industry for over thirty years and is very familiar with the Company’s customer base and the print industry as a whole. She is familiar with printing, converting, pressure sensitive, office papers and packaging markets and market dynamics, as well as many of the Ennis locations. She graduated from Texas A&M University with a B.S. in Civil Engineering and has an M.B.A. from the University of California, Los Angeles. Ms. Clemens’ experience in the industry, combined with her familiarity with our products and customer base and her deep understanding of manufacturing fundamentals, make her an excellent choice for director.

Godfrey M. Long, Jr. (nominee for re-election), retired.  Mr. Long was a business coach for owners of businesses and key executives focusing on effective management skills and strategic thinking.  Mr. Long is a former consultant and director of Graphic Dimensions, a printing company and forms manufacturer in Atlanta, Georgia, from 2003 to 2008.  From 1984 to 2002, Mr. Long was Chairman and CEO of Short Run Companies, a forms manufacturer in Newport, Kentucky.  Mr. Long is on the Nominating Committee.  Mr. Long’s extensive experience in manufacturing and his seven years of service as President and board member of the Document Management Industry Association for printing manufacturers and distributors provide him with strong insight into the manufacturing, marketing, and strategic planning challenges facing the print industry today.  This makes him an appropriate and valuable member of our Board and our Nominating Committee.

Gary S. Mozina, Chief Executive Officer of Stevenson Holdings, Inc.  Mr. Mozina is the current Chief Executive Officer of Stevenson Holdings, Inc., a holding company that also does digital printing and mailing under the d/b/a Superior Copies, and which is located in Chicago, Illinois.  Previously, Mr. Mozina served as the Chief Executive Officer of Integrated Print and Graphics (“IPG”) until March 16, 2019, when the assets of IPG were acquired by the Company.  He held a variety of positions during his 48-year tenure with IPG and was instrumental in developing IPG’s business prior to its acquisition by the Company.  Mr. Mozina has an extensive background in manufacturing and sales and has also been responsible for the design and construction of multiple facilities used for manufacturing and warehousing.  Since 2003, through his service at IPG, Mr. Mozina has overseen acquisitions of 16 sales and manufacturing organizations.  The Board believes that Mr. Mozina, with over four decades of experience in the print industry, has the knowledge and experience that will make him a valuable member of the Board.

Troy L. Priddy (nominee for re-election), President of Troy Priddy Custom Homes.  Based in Midlothian, Texas, Mr. Priddy builds custom homes all over the Dallas-Fort Worth Metroplex.  Since 1983, Mr. Priddy has been successful in the home building industry, which has it peaks and valleys through every boom and recession which has occurred over the past thirty years in Texas. During 37 years of building, he has served two terms as President of the Greater Southwest Homebuilders Association and was on the Board of Directors for the Dallas Homebuilders Association and the Certified Master Builders of Tarrant County. As President and a board member of these two prestigious organizations, he developed relationships with the Dallas and Tarrant County municipal agencies as well as the mayors, city councilmen, and various city and county officials in Ellis County.  Mr. Priddy was also a member of the Midlothian Economic Development Advisory Board which allowed him to establish close connections with local governmental officials in the city where the Company is headquartered.  During his business career he developed extensive experience in real estate financings, engineering and directing subcontractors through numerous locations to produce custom homes in a timely and efficient manner. As such he developed relationships with an extensive network of local governmental officials for permits and approvals in the process of building and selling homes in the geographic area.  With deep roots in the Ellis County area of Texas, Mr. Priddy is well known throughout the Dallas-Fort Worth Metroplex for the quality and integrity he exhibits in his business dealings.

Alejandro Quiroz (nominee for re-election), entrepreneur.  Mr. Quiroz is involved in investments in printing and commercial real estate companies in both the United States and Mexico. Mr. Quiroz, currently a resident of the United States, has been a founder and shareholder of, and an advisor to, different print companies for more than thirty years. He was crucial in putting together a group of investors to form the Leader Graphics Arts Group in Mexico. Mr. Quiroz has also been involved in the commercial real estate market in the United States as an investor in different partnerships. Mr. Quiroz is the Chairman of the Compensation Committee. He was a founder and Chairman of the Mexican Franchise Association in Mexico and was a founder and Chairman of the Mexican Entrepreneurs Association in the United States. He has participated as an independent director of Medica Sur in Mexico since 2015. Medica Sur is a public company that, since 2013, is the first hospital and health services supplier abroad the United States to be part of the Mayo Clinic network. Mr. Quiroz’s extensive experience in running businesses in both the United States and Mexico provides him with a strong insight into cross border, legal and cultural challenges facing United States companies doing business in Mexico, and vice-versa. His skills and expertise make him an appropriate and valuable member of our Board and Chairman of our Compensation Committee.

Michael J. Schaefer, retired. Former Executive Vice President, Chief Financial Officer and Treasurer of Methodist Health System, Dallas, TX (“Methodist”).  Methodist owns and operates acute care hospitals and associated services in the Dallas metropolitan area.  Mr. Schaefer served as CFO of Methodist since 1982 until his retirement December, 2018.  He joined Methodist in 1979.  Methodist is not a parent, subsidiary or other affiliate of the Company.  Prior to Methodist, Mr. Schaefer was an audit supervisor with the public accounting firm of Ernst & Ernst (now Ernst & Young), where he worked from 1972 to 1979.  He is a member of the American Institute of Certified Public Accountants.  Mr. Schaefer is not a director of any other public company or U.S.  registered investment company.  Mr. Schaefer is a Board member and Treasurer of the Senior Source, a not-for-profit organization serving senior citizens in the Greater Dallas area.  Mr. Schaefer is the Chairman of the Audit Committee.  Mr. Schaefer’s extensive experience as a chief financial officer, and his public company audit experience with Ernst & Young, provide him with a strong insight, particularly with regard to accounting, corporate finance, internal/financial control environments and financial and system risks matters, which makes him an appropriate and valuable member of our Board and Chairman of our Audit Committee.

Attendance

During fiscal year 2021, the Board met four times.  No incumbent directors attended fewer than 75% of the total number of meetings of the Board and the committees of which he or she was a member.  In addition, our directors are encouraged and expected to attend the Annual Meetings of the Company’s shareholders.  All of the directors, with the exception of Mr. Mozina, attended the 2020 Annual Meeting.

Committee Membership

The Company currently has three standing committees of the Board: (i) the Audit Committee; (ii) the Compensation Committee; and (iii) the Nominating Committee.  Each committee currently is comprised of three non-employee directors, all of whom are considered independent under NYSE listing standards, the Board’s Independence Criteria and our Corporate Governance Guidelines.  The independent directors meet regularly in executive session without management.  The charters for these committees can be found on the Company’s website at www.ennis.com under the “Corporate Governance” caption in the “Investor Relations” section.  A copy of these charters is available free of charge by contacting Investor Relations Department, Ennis, Inc., P.O. Box 403, Midlothian, TX 76065-0403.

The following table details the membership of each of our committees as of February 28, 2021, and the number of times during the year each of these committees met.

Nominating
and Corporate
Director's Name	Audit	Compensation	Governance
Number of meetings held during fiscal year end February 28, 2021	5	5	4
Non-Employee Independent Directors
John R. Blind		X	C
Aaron Carter	X
Barbara T. Clemens	X	X
Godfrey M. Long, Jr.			X
Gary S. Mozina
Troy L. Priddy			X
Alejandro Quiroz		C
Michael J. Schaefer	C

C	Committee Chairman
X	Committee Member

Audit Committee

During fiscal year 2021, the Audit Committee met five times.  The Audit Committee performs the following functions:  (i) discusses with management, the independent auditors, and the internal auditors the integrity of our accounting policies, internal controls, corporate governance, financial statements, financial reporting practices, and significant corporate risk exposures, and steps management has taken to monitor, control, and report such exposures; (ii) monitors the qualifications, independence, and performance of our independent auditors and internal auditors; (iii) monitors our overall direction and compliance with legal and regulatory requirements and corporate governance, including our Standards of Professional Conduct; and (iv) maintains open and direct lines of communication with our Board, management, internal auditors and independent auditors. The Chairman, Mr. Schaefer, is an “audit committee financial expert” as defined by the SEC.

Compensation Committee

During fiscal year 2021, the Compensation Committee met five times. The Compensation Committee oversees and administers our executive compensation policies, plans, and practices and assists the Board in discharging its responsibilities relating to the fair and competitive compensation of our executives and other key employees. In particular, the Compensation Committee is charged with assisting the Board in: (i) assessing whether the various compensation programs of the Company are designed to attract, motivate, and retain the senior management necessary for the Company to deliver consistently superior results and are performance-based, market-driven, and shareholder-aligned; (ii) overseeing specific incentive compensation plans adopted by the Company, with the approval of this committee, included stock plans, supplemental executive retirement plans, and short-term and long-term incentive compensation plans for members of senior management of the Company; (iii) assessing the effectiveness of succession planning relative to senior management of the Company; (iv) approving, reviewing and overseeing of benefit plans of the Company; (v) overseeing the performance and compensation of the CEO and the other members of the Company’s senior management team; (vi) producing all reports that the SEC rules require be included in the Company’s annual Proxy Statement; and (vii) assessing compensation programs for material risks to the health of the Company. It is the sole responsibility of the Compensation Committee to assist the Board in these functions, and the authority of the Compensation Committee may not be delegated.  For further information regarding the Compensation Committee’s role in determining executive compensation, please see Compensation — Compensation Discussion and Analysis below.

Nominating and Corporate Governance Committee

During fiscal year 2021, the Nominating Committee met four times. The Nominating Committee identifies, investigates, and recommends to the Board director candidates, with the goal of creating balance of knowledge, experience, and diversity. Generally, the committee identifies candidates through the personal, business and organizational contacts of the directors and management. Potential directors should possess the highest personal and professional ethics, integrity, and values, and be committed to representing the long-term interests of the Company’s shareholders. In addition to reviewing a candidate’s background and accomplishments, candidates for director nominees are reviewed in the context of the current composition of the Board and the evolving needs of the Company’s businesses. It is the Board’s policy that at all times at least a majority of its members meet the standards of independence promulgated by the NYSE and the SEC and as set forth in the Company’s Corporate Governance Guidelines, and that all members reflect a range of talents, ages, skills, diversity, and expertise, particularly in the areas of accounting and finance, management, domestic and international markets, and leadership sufficient to provide sound and prudent guidance with respect to the Company’s operations and interests. The Company also requires that its Board members be able to dedicate the time and resources sufficient to ensure the diligent performance of their duties on the Company’s behalf, including personally attending all Board and applicable committee meetings. The Chair of the Nominating Committee also holds the position of lead director.

While the Nominating Committee has no stand-alone diversity policy, the committee considers diversity of viewpoints, background, experience, accomplishments, education, and skills when evaluating potential nominees to the Board. The Board believes that diversity, including gender diversity, provides varied perspectives and fosters active and constructive dialogue among Board members and between the Board and management and result in more effective oversight of management’s formulation and implementation of strategic initiatives. In determining whether an incumbent director should stand for re-election, the committee considers the above factors, as well as that director’s personal and professional integrity, attendance, preparedness, participation, and candor, as well as the individual’s satisfaction of the criteria for nomination of directors as set forth in our Corporate Governance Guidelines and other matters determined by the Board.  Since 2003, the Board has had a Hispanic representative, Mr. Quiroz, and the Company elected a female director, Ms. Clemens, at the 2019 Annual Meeting.   Mr. Carter was elected at the 2020 Annual Meeting and is an African American Board member.  The services of Mr. Quiroz, Ms. Clemens and Mr. Carter on the Board are consistent with the Board’s diversity objectives.  The Board believes Mr. Quiroz, Ms. Clemens and Mr. Carter not only meet the qualifications applicable to all Board members, but also bring new perspectives, opinions and experiences to the Board that promote balanced and thoughtful Board deliberations, resulting in improved corporate governance.

While the Board does not have a formal tenure or retirement age policy, with the election  of Mr. Carter last year, the Company has replaced 5 of its directors over the last five years, 2 of these being the longest tenured directors (average tenure – 24.5 years).  This has resulted in the average age of our directors being reduced by 5 years, from 71 years to 66 years, and the average tenure being reduced by 5.25 years, from 12.75 years to 7.5 years. As such, the Nominating Committee believes that there is no need to have a formal tenure or retirement age policy at this time.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee for fiscal year 2021 consisted of Mr. Blind, Ms. Clemens and Mr. Quiroz.  All of the members of the Compensation Committee are non-employee directors of the Company and are not former officers of the Company. During fiscal year 2021, no executive officer of the Company served as a member of the board or compensation committee of a corporation whose executive officers served on the Board or Compensation Committee of Ennis.  All of the non-employee Board members, except Mr. Mozina, meet the criteria for independence as set forth in the Board’s Independence Criteria established in April of 2015.  For additional information on Mr. Mozina’s relationships with the Company, see “Certain Relationships and Related Transactions and Director Independence” on page 54 of this Proxy Statement.

EXECUTIVE OFFICERS

The following table, listed in alphabetical order, sets forth the names of our current executive officers and their respective ages and positions with the Company.  For those executive officers on our Board, it indicates the date they became a Board member and when their current term expires.  There is no family relationship among any of our directors and executive officers.

		On
		Board	Term
Executive's Name	Age	Since	Expires	Positions
Vera Burnett	59	-	-	Interim CFO and Treasurer
Ronald M. Graham	73	-	-	Vice President - Administration
Michael D. Magill	73	-	-	Executive Vice President and Corporate Secretary
Keith S. Walters	71	1997	2023	Chairman of the Board, CEO, President and Director

Set forth below is a description of the backgrounds of our current executive officers.

Vera Burnett, Interim CFO and Treasurer.  Ms. Burnett joined the Company in February 1997 and has served as the Company’s accounting manager since June 1997.  In September 2020, Ms. Burnett was appointed as Chief Financial Officer and Treasurer on an interim basis.  Ms. Burnett has a Bachelor of Business Administration Degree in Accounting from the University of Texas at Arlington.  She also holds designations as a Certified Public Accountant (CPA) and Chartered Global Management Accountant. Ms. Burnett’s professional affiliations include the American Institute of CPAs and the Texas Society of CPAs. Prior to joining the Company, Ms. Burnett was Controller of Styro-Fab of Texas, Inc., a manufacturer of products for the floral and craft industry, from June 1989 to February 1997. Prior to that time, she had 7 years of experience in audit and tax with public accounting firms Arthur White & Company in Dallas, Texas, Spicer & Oppenheim, a national certified public accounting and consulting firm, and Messina and Millner, CPAs.

Ronald M. Graham, Vice President - Administration.  Mr. Graham joined the Company in January 1998 as Director of Human Resources and subsequently was elected to Vice President - Administration and Officer in June 1998.  Mr. Graham served as a director from 1998-1999 by appointment and was elected and served as director from June 2003 until June 2008.  Prior to joining the Company, Mr. Graham was with E.V. International, Inc. (formerly Mark IV Industries, Inc.), an electronics manufacturing company, for 17 years as Director Employee Relations and Vice President - Administration.  Prior to that time, Mr. Graham was with Sheller-Globe Corporation, an automotive manufacturing company, for three years as Director of Labor Relations.  Mr. Graham has primarily been responsible for managing the human resource functions and related administration including benefit plans, organizational planning, insurance, labor relations, and payroll.

Michael D. Magill, Executive Vice President and Secretary.  Mr. Magill joined the Company in 2003 as Vice President and Treasurer and subsequently was elected Executive Vice President in February 2005.  Mr. Magill assumed the additional duties of Secretary of the Company on June 28, 2012.  Prior to joining the Company, Mr. Magill was President and Chief Executive Officer of Safeguard Business Systems, Inc., a manufacturer and distributor of business forms, for six years.  Prior to that time, Mr. Magill was Executive Vice President and CFO of KBK Capital Corporation, a publicly traded finance company.  Mr. Magill joined KBK Capital Corporation after ten years with MCorp, a publicly traded bank holding company, where he held various positions.

Keith S. Walters, Chairman of the Board, CEO and President.  Mr. Walters joined the Company in August 1997 as Vice President of Commercial Printing Operations, successfully anchoring the Company’s spot in the commercial printing market. In November 1997, he was appointed Chief Executive Officer (CEO). His role with the Company then expanded to include the titles of Chairman of the Board and President. Since then, under Mr. Walters’ leadership, the Company has become the largest wholesale printer in the nation with one of the most robust collections of product lines in the industry.  During his more than 20 years as CEO, Mr. Walters has overseen 33 acquisitions. This includes the addition of 40 brands under the Ennis umbrella, resulting in the strategic diversification of the Company beyond traditional business forms to become a nationwide provider of print solutions.  Mr. Walters also led the company-wide rollout of a new ERP system, which has dramatically improved the Company’s ability to design systems that accurately determine costs while efficiently and profitably producing their extensive product line. The ERP system is implemented into each acquisition giving management valuable information that has not been available in their legacy systems. These systems have directly affected the speed at which new acquisitions are showing positive returns to the Company.  Mr. Walters’ ability to think outside the box has earned Ennis numerous accolades within and outside of the printing industry. One noteworthy example is Forbes Magazine’s “Top 200 Small Businesses” list, in which Ennis is the only wholesale printer named and Ennis reached this list for five consecutive years until sales growth exceeded eligibility for the Small Business Category. Ennis has also firmly established its place at the top with its #1 ranking on Print+Promo’s “Top 50 Suppliers” list, as well as PSDA’s “Top 50 Member Trade Printers” list for more than a decade. Mr. Walters has been named on ASI’s “Counselor Power 50,” which ranks the most influential executives in the ad specialty industry, for several years in a row.  Mr. Walters served the industry on the PSDA Board from November 2002 to October 2007, as well as the IBFI Board before the two merged. During his tenure, he helped transition and strengthen the associations by pushing for enforcement of the existing by-laws and merging the PERF Trust with the PSDA Board. Mr. Walters’ ongoing efforts over the past two decades have helped bring about positive change to organizations that were in need of strategic plans.  Prior to joining the Company, from 1989 to 1997, Mr. Walters was with Atlas/Soundolier, a division of American Trading and Production Company, a manufacturer of electronic sound and warning systems as Vice President of Manufacturing. For the 15 years prior to serving at Atlas/Soundolier, Mr. Walters worked in manufacturing and operations with the Automotive Division of United Technologies Corporation, an automotive parts and manufacturing company.  Mr. Walter’s extensive career in the print industry, his successful leadership as Ennis’s CEO, and his board experience make him an excellent choice to continue to serve as director.

SECURITY OWNERSHIP

Security Ownership of the Board of Directors and Executive Officers

The following table sets forth information regarding the beneficial ownership of Common Stock as of May 17, 2021, for Common Stock beneficially owned by each director, each named executive officer, and all directors and executive officers as a group:

The percentages of shares outstanding provided in the table are based on voting shares outstanding as of May 17, 2021.  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Unless otherwise indicated, each person or entity named in the table has sole voting and investment power, or shares voting and investment power with his or her spouse, with respect to all shares of stock listed as owned by that person.  The number of shares shown does not include the interest of certain persons in shares held by family members in their own right.  Shares issuable upon the exercise of options that are exercisable within 60 days of May 17, 2021, are considered outstanding for the purpose of calculating the percentage of our outstanding shares of Common Stock held by the individual, but not for the purpose of calculating the percentage of our outstanding shares held by any other individual.  In addition, the following shares have not been pledged by the respective officers or directors, unless otherwise stated in the footnotes following the table.  The pledging or margining of the Company securities by an officer or director of the Company is strictly prohibited by the Company’s Insider Trading Policy. The address of our directors and executive officers listed below is c/o Ennis, Inc., 2441 Presidential Parkway, Midlothian, Texas 76065.

							Percentage
				Vested (1)			of
		Shares Owned		Stock	Option		Outstanding
Name/Group		Direct	Indirect	Awards	Awards	Total	Shares
John R. Blind		7,872	-	-	-	7,872	*
Vera Burnett		1,500	-	-	-	1,500	*
Aaron Carter		-	-	-	-	-	*
Barbara T. Clemens		3,666	-	-	-	3,666	*
Ronald M. Graham		105,180	-	-	-	105,180	*
Godfrey M. Long, Jr.	(2)	41,271	1,500	-	-	42,771	*
Michael D. Magill		125,862	-	-	-	125,862	*
Gary S. Mozina		666	-	-	-	666	*
Troy L. Priddy		2,161	-	-	-	2,161	*
Alejandro Quiroz		24,133	-	-	-	24,133	*
Michael J. Schaefer		44,035	-	-	-	44,035	*
Richard L. Travis, Jr.	(3)	75,094	-	-	-	75,094	*
Keith S. Walters		455,545	-	-	-	455,545	1.8%
All directors and officers, as a group (13 individuals)		886,985	1,500	-	-	888,485	3.4%

* Denotes ownership of less than 1%

(1) Amounts include those awards that would vest within 60 days of May 17, 2021.

(2) Indirect shares attributable to Mr. Long include 1,500 shares held by Mr. Long’s wife.

(3) Mr. Travis retired from his executive office with the Company as of September 28, 2020.

Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding all of the persons known by us to own, in their name or beneficially, 5% or more of our outstanding Common Stock as of May 17, 2021.

			Percent of
			Combined
Name and Address		Number	Voting
of Beneficial Owner	Class	of Shares	Power (1)
BlackRock Inc. (2) 55 East 52nd Street New York, NY 10055	Common	2,321,203	8.9%

Renaissance Technologies LLC (3) 800 Third Avenue New York, NY 10022	Common	2,134,649	8.2%

Dimensional Fund Advisors, LP (4) 6300 Bee Cave Road, Building One Austin, TX 78746	Common	2,106,588	8.1%

The Vanguard Group (5) 100 Vanguard Boulevard Malvern, PA 19355	Common	1,725,418	6.6%

Wells Fargo & Company (6) 420 Montgomery Street San Francisco, CA 94163	Common	1,704,186	6.5%

(1)	Calculated based on number of voting shares outstanding as of May 17, 2021.

(2)	This information is based on a Schedule 13G filed pursuant to Rule 13d-1(b) with the SEC by BlackRock Inc. on January 29, 2021.

(3)	This information is based on a Schedule 13G filed pursuant to Rule 13d-1(b) with the SEC by Renaissance Technologies LLC on February 11, 2021.

(4)	This information is based on a Schedule 13G/A filed pursuant to Rule 13d-1(b) with the SEC by Dimensional Fund Advisors, LP on February 12, 2021.

(5)	This information is based on a Schedule 13G/A filed pursuant to Rule 13d-1(b) with the SEC by The Vanguard Group on February 10, 2021.

(6)	This information is based on a Schedule 13G filed pursuant to Rule 13d-1(b) with the SEC by Wells Fargo & Company on February 12, 2021.

AUDIT-RELATED MATTERS

Audit Committee Report

The Audit Committee is responsible for providing independent, objective oversight of the Company’s financial reporting functions and internal control systems. The Audit Committee is currently composed of three non-employee directors. The Board has determined that the members of the Audit Committee satisfy the requirements of the NYSE as to independence, financial literacy, and expertise. The Board has determined that at least one member, Michael J. Schaefer, is an audit committee financial expert as defined by the SEC. The responsibilities of the Audit Committee are as set forth in the written charter adopted by the Board and last reviewed on June 19, 2020. One of the Audit Committee’s primary responsibilities is to assist the Board in its oversight of the integrity of the Company’s financial statements. To assist it in fulfilling its oversight, the committee regularly meets separately with the internal auditor, the independent auditors, and management. The following report summarizes certain of the committee’s activities in this regard during the fiscal year ended February 28, 2021.

Independent Auditors and Internal Audit Matters

The Audit Committee has discussed with the Company’s independent auditors their plan for the audit of the Company’s annual consolidated financial statements, including the independent auditors’ evaluation of the effectiveness of the Company’s internal control over financial reporting, as well as reviews of the Company’s quarterly financial statements. During fiscal year 2021, the Audit Committee met regularly with the independent auditors, with and without management present, to discuss the results of their audits and reviews, as well as their evaluations of the Company’s internal control over financial reporting and the overall quality of the Company’s accounting principles. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent auditors the auditors’ independence from the Company and its management. In determining that the auditors are independent, the committee also considered whether the provision of any of the non-audit services described in Independent Auditor’s Services and Fees section of this Proxy Statement is compatible with maintaining their independence. The Audit Committee has also appointed Grant Thornton LLP as the Company’s independent auditors for fiscal year 2022, and the Board concurred in its appointment.

The Audit Committee has reviewed and approved the annual internal audit plan and has met regularly with the Company’s internal auditor, with and without management present, to review and discuss the internal audit reports, including reports relating to operational, financial and compliance matters.

Financial Statements for the Fiscal Year Ended February 28, 2021

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal and disclosure controls (including internal control over financial reporting). The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and for internal control over financial reporting and expressing opinions on (i) the conformity of the consolidated financial statements with U.S. generally accepted accounting principles and (ii) the effectiveness of the Company’s internal control over financial reporting.

In this context, the Audit Committee has met and held discussions with management and the independent auditors with respect to the Company’s audited financial statements for the fiscal year ended February 28, 2021. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles.  The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence.  The Audit Committee has discussed with the independent accountant the independent accountant’s independence.

In connection with its review of the Company’s year-end financial statements, the Audit Committee has reviewed and discussed with management and the independent auditors the consolidated financial statements, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent auditors’ evaluation of the effectiveness of the Company’s internal control over financial reporting. The Audit

Committee also discussed with the independent auditors matters required to be discussed by Auditing Standards No. 1301 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board.

In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management and independent auditors, which express opinions on the conformity of the Company’s annual financial statements in its reports with U.S. generally accepted accounting principles and the effectiveness of the Company’s internal control over financial reporting. In reliance on the reviews and discussions referred to in this report and in light of its role and responsibilities, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements of the Company be included in the Company’s Annual Report for filing with the SEC.

THE ENNIS, INC. AUDIT COMMITTEE

Michael J. Schaefer, Chairman

Barbara T. Clemens

Aaron Carter

Policy Regarding Pre-Approval of Services Provided by the Independent Auditors

The Audit Committee pre-approves 100% of audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, and tax services, and specifically designated non-audit services to a very limited extent.  In the opinion of the Audit Committee, such services will not impair the independence of the registered public accounting firm. Pre-approval is generally provided for up to one year.  Any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval and the fees for the services performed to date. In addition, the Audit Committee may, as required, also pre-approve particular services on a case-by-case basis.

Independent Auditor’s Services and Fees

Grant Thornton LLP served as our independent registered public accounting firm during our fiscal years ended February 28, 2021 and February 29, 2020. We were billed the following fees by Grant Thornton LLP:

	Fiscal 2021	Fiscal 2020
Audit Fees (1)	$510,579	$548,725
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	—	—
	$510,579	$548,725

(1)  Aggregate fees for professional services billed for the audit of the Company’s consolidated financial statements,  including internal control over financial reporting, review of the interim consolidated financial statements included in quarterly reports, and services that are normally provided by the independent registered public accounting firm in conjunction with statutory and regulatory filings or engagements.

(2)   Fees assurance and related services that are reasonably related to the performance of the audit or review and are traditionally performed by the independent accountant.

(3)  Fees for tax services, tax advice, and state, federal, and international tax consultation.

(4)  Fees for products and services other than Audit Fees, Audit-Related Fees and Tax Fees.

The Audit Committee has concluded that the provision of the non-audit services listed above (currently no such services) is compatible with maintaining the independence of Grant Thornton LLP.

HUMAN CAPITAL MANAGEMENT

Ennis, Inc. is a 112-year-old printing manufacturing and service company with 2,096 employees geographically dispersed in 57 facilities throughout the United States.  The employees of Ennis, Inc. are the Company’s greatest asset.  They are the foundation of the Company’s success and help the Company maintain a culture of caring for each other, acting with honesty and dedication to the success of our business.  Each of our employees is responsible for the quality of their work product internally and externally.  The Company has expanded over the years through a combination of organic growth and acquisitions.  As of February 28, 2021, our workforce includes 1,835 non-exempt and 261 exempt employees.  During fiscal year 2021 and as a result of the COVID-19 pandemic, the Company reduced the workforce by 353 employees.  However, we expect employment levels to recover as business increases. With the exception of fiscal year 2021, employee turnover averages between 5% and 8% per year.  All of our employees are based in the U.S. The Company’s workforce makeup is as follows (self-reported):

Ethnicity	Female	Male	%
African American	40	58	4.7%
Hispanic	65	102	8.0%
Asian	17	28	2.2%
American Indian	4	10	1.0%
Pacific Islander	—	2	0.1%
2 or More Races	7	8	1.0%
White	689	1,066	83.8%
Total	822 / 39.2%	1,274 / 60.8%	—
Total Minority	133 / 6.4%	208 / 9.9%	16.3%

The Company employs eighty-eight (88) veterans, which equals 4.2% of the workforce.

The key management of the Company includes thirty (30) key employees.  Ten of these key employees are female.

The workforce is mature with an average age of 51 and average service of 16 years.  The majority of the workforce is very specialized as printing press operators, specialized finishing, customer service, sales, administrative staff and management.

Each facility operates as an independent business within the community of operation.  The Company’s corporate office staff provides assistance and support for operations.  Because most of our operations are one of the major employers within our communities of operation, our local payroll contributes substantially to these local communities.

The Company provides its employees with an industry-leading compensation and benefits program.  Facilities are focused on paying competitively within their communities and within our industry.  The normal workweek is 40 hours with overtime averaging 6-10%.  All non-exempt employees are paid 1-1/2 times for all overtime hours worked.  The median annual compensation within our Company is $54,489, as calculated in accordance with the methodology described in the CEO Pay Ratio section of this Proxy Statement.

Approximately 9% of our workforce is unionized.  The Company respects and has an excellent working relationship with the unions and its members.

The Board is ethnically diverse. Of our seven (7) independent directors, there is one female, one male Hispanic and one African American male.

Benefits

The Company’s employees receive an attractive benefits package, which includes:

•	Comprehensive health care for employees and their dependents;
•	Company payment of an average of 75% of healthcare premiums;
•	Eligibility for a defined benefit or defined contribution retirement plan with a match of up to $2,500;

•	Service awards;
•	Seniority-based paid vacation;
•	Paid holidays;
•	Job training;
•	Employee Assistance Plan;
•	Comprehensive offering of voluntary benefits;
•	Company-paid life insurance;
•	Company-paid long-term disability insurance;
•	Company-paid short-term disability insurance at several locations;
•	Monthly safety meetings and training;
•	Worker Compensation Insurance;
•	Policy of promoting from within whenever possible;
•	Merit-based pay increases;
•	Female and minority promotion and mentoring programs;
•	Encouragement and support of community service efforts and programs;
•	Employee Complaint Process; and
•	Company contributions and sponsorship of community activities.

Employee Health and Safety

The Company is committed to operating in a safe, secure and responsible manner for the benefit of its employees, customers and communities where we operate.  A safe and clean work environment is important to the well-being of all Company employees.  The Company complies with applicable safety and health regulations and appropriate practices, and reviews facilities monthly to determine if any measures should be taken to prevent the reoccurrence of any accidents or injuries at those facilities.  We send monthly facility reports to all facilities reminding them of safety issues and certain claims that have occurred in other locations.  Annually, facilities are required to submit an audit of compliance with programs mandated by the Occupational Safety and Health Administration.  Facilities with higher than normal claims are worked with directly or visited by a business director or a representative from our workers’ compensation carrier.  Regular trainings are in place to protect the health and safety of all our employees, and the Company has a comprehensive Health and Safety Policy in place at all facilities.  The Company strictly monitors safety issues in all of our facilities, and each facility has a person in charge of reviewing and training employees on safety issues.  Consistent with our culture of promoting workplace safety, our plants take pride in detailing the amount of time since their last safety incident. As a result, our extensive health and safety programs have been very effective in protecting our employees from illness and injuries.

Health and Safety During COVID-19 Pandemic

The COVID-19 pandemic has significantly impacted health and economic conditions throughout the United States and the world, including the markets in which we operate.  In response to COVID-19, federal, state and local authorities have recommended social distancing and imposed quarantine and isolation measures on large portions of the population, including mandatory closures of businesses deemed “non-essential” in certain jurisdictions. During fiscal year 2021, our plants were deemed “essential” by the U.S. Postal Service, largely due to our business’s support of many important sectors of the economy, including healthcare, government, food and beverage and banking.  After conducting a risk assessment and implementing CDC recommendations at our facilities, we were able to keep the majority of our employees working and receiving pay.  Although we experienced a noticeable decline in orders, we were able to stay open for business.  Our employees were, and continue to be, very diligent in following COVID-19 health and safety protocols.    These infections were widely dispersed, which allowed continued operation and employment.

We are very appreciative of our employees’ efforts and confidence throughout the COVID-19 pandemic, and will continue to monitor the situation and take appropriate actions in accordance with the recommendations and requirements of relevant authorities.

DIRECTOR COMPENSATION

The Company compensates its non-employee directors using a mix of compensation, including an annual cash retainer, meeting fees and committee chair fees, stock options, and restricted stock grants. Directors who are Company employees receive no additional compensation for serving on the Board.

Cash Compensation

In fiscal year 2021, all non-employee directors received a $36,000 annual retainer and $2,000 per Board meeting fee. All retainers were paid monthly, and meeting fees were paid as incurred. Non-employee directors serving in specified committee positions also received the following additional cash compensation:

•$6,000 Chair of the Audit Committee;

•$6,000 Chair of the Compensation Committee;

•$6,000 Chair of the Nominating Committee; and

•$1,500 per-meeting fee for all committee members.

Equity Ownership Policy for Non-employee Directors

All non-employee directors are required to acquire and maintain ownership of shares of Common Stock equal to not less than six times their annual cash retainer.  Unvested stock awards do not count in the calculation.  This level must be reached within five years from the director’s date of election to the Board.  Ownership in excess of the minimum amount is highly encouraged.

Equity Compensation

In addition to cash compensation, all non-employee directors receive annual stock grants, which can take the form of stock options or restricted stock units. Stock option and restricted stock grants typically vest ratably over four years and three years, respectively. Options are granted with an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant. In addition, new non-employee Board members, upon their initial election, receive either a grant of stock options or restricted stock.

During fiscal year 2011, the Board adopted a policy of value-defined equity awards for all non-employee directors.  Each non-employee director received an award in fiscal year 2021 capped at approximately $50,000 (subject to rounding) in the form of restricted stock, vesting over a 3-year period, one-third each year (except for Mr. Long, who only received $16,667 in the form of restricted stock vesting over a 1-year period, and Mr. Carter).  The Nominating Committee has revised these equity awards such that all directors who are 75 years or older will receive only one-third of this $50,000 amount and such stock will vest one year from the date of grant. This policy applies to Mr. Long. Mr. Carter, as a new director, received 2,000 shares upon his election to the Board in 2020 and will receive the normal award of $50,000 in restricted stock in fiscal year 2022.

The following table sets forth the information regarding compensation earned by the Company’s non-employee directors during the year ended February 28, 2021:

					Change in
					Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified
	or Paid	Stock	Option	Incentive	Deferred
	in Cash	Awards	Awards	Plan	Compensation	All Other
Director's Name	($)	($) (1)	($)	Compensation	Earnings	Compensation	Total
John R. Blind	$53,000	$49,998	$-	$-	$-	$-	$102,998
Aaron Carter	$31,500	$33,680	$-	$-	$-	$-	$65,180
Barbara T. Clemens	$57,500	$49,998	$-	$-	$-	$-	$107,498
Godfrey M. Long, Jr.	$49,000	$16,672	$-	$-	$-	$-	$65,672
Gary S. Mozina	$40,000	$49,998	$-	$-	$-	$-	$89,998
Troy L. Priddy	$47,000	$49,998	$-	$-	$-	$-	$96,998
Alejandro Quiroz	$56,000	$49,998	$-	$-	$-	$-	$105,998
Michael J. Schaefer	$57,500	$49,998	$-	$-	$-	$-	$107,498

(1)

Amounts represent the aggregate grant-date fair value for stock awards granted in the applicable year.  The assumptions used to calculate these values are set forth in Note 11 to our consolidated financial statements, which are included in our Annual Report.  Presented below is the grant-date fair value of each stock award granted in fiscal year 2021 and the aggregate number of stock and option awards outstanding on February 28, 2021. No option awards were granted during fiscal year 2021.

The following table sets forth the information regarding stock awards granted during and outstanding as of February 28, 2021, with respect to the Company’s non-employee directors:

		Restricted Stock	Grant	Total Stock	Total Option
	Date of	Units	Date Fair	Awards	Awards
Director's Name	Grant	Awarded	Value	Outstanding	Outstanding
John R. Blind	7/16/2020	2,969	$49,998	5,391	-
Aaron Carter	7/16/2020	2,000	$33,680	2,000	-
Barbara T. Clemens	7/16/2020	2,969	$49,998	4,303	-
Godfrey M. Long, Jr.	7/16/2020	990	$16,672	990	-
Gary S. Mozina	7/16/2020	2,969	$49,998	4,303	-
Troy L. Priddy	7/16/2020	2,969	$49,998	5,293	-
Alejandro Quiroz	7/16/2020	2,969	$49,998	5,391	-
Michael J. Schaefer	7/16/2020	2,969	$49,998	5,391	-

EXECUTIVE COMPENSATION

The following section describes our compensation structure and programs for the following individuals (our “named executive officers” or “NEOs”).

•	Keith S. Walters, Chairman of the Board, President and Chief Executive Officer,
•	Richard L. Travis, Jr., Former Vice President - Finance, Chief Financial Officer, and Treasurer,
•	Michael D. Magill, Executive Vice President and Secretary,
•	Ronald M. Graham, Vice President – Administration, and
•	Vera Burnett, Interim Chief Financial Officer.

Mr. Travis served as our Vice President – Finance, Chief Financial Officer and Treasurer until his retirement on September 28, 2020.  Effective September 28, 2020, Ms. Burnett assumed the role of Interim Chief Financial Officer and Treasurer.  The Company will conduct an executive search for a permanent successor Chief Financial Officer and will consider both internal and external candidates.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Business Overview

The Company and its subsidiaries print and manufacture a broad line of business forms and other business products.  We distribute business products and forms throughout the United States primarily through independent distributors, which distributor channel encompasses independent print distributors, commercial printers, direct mail, fulfillment companies, payroll and accounts payable software companies, and advertising agencies, among others.  We also sell products to many of our competitors to satisfy their customers’ needs.

Financial Results and Acquisitions

Our net sales decreased from $438.4 million for fiscal year 2020 to $358.0 million for fiscal year 2021, a decrease of 18.3%.  We believe that this decrease in sales volume was primarily due to the COVID-19 pandemic’s significant impact on worldwide economic conditions.  Our income from continuing operations as a percentage of net sales for fiscal year 2021 decreased slightly from that in fiscal year 2020.  During fiscal year 2021, our income from continuing operations was $35.9 million, or 10.0% of net sales, compared to $50.8 million in fiscal year 2020, or 11.6% of net sales.

We acquired Infoseal LLC (“Infoseal”) in December 2020. We view this acquisition as an integral part of our strategy to offset normal industry revenue declines due to print attrition and other changes.  We saw a positive impact on our net sales due to this acquisition and other acquisitions we made in fiscal years 2021 and 2020, which increased our net sales by approximately $12.5 million during fiscal year 2021 and contributed approximately $2.0 million to our operational income. The Committee believes that this performance was very good, given the COVID-19 headwinds. The ability to generate cash, maintain gross profit margins, and complete acquisitions during this period prove that our executives continue to successfully manage the various aspects instrumental to the continued success of our business.

Our gross profit margin continues to be one of the highest in the print industry, averaging 30.3% over the last five (5) years.

Fiscal Year 2021 Say-on-Pay Vote

Last year, at the 2020 Annual Meeting we sought an advisory vote from our shareholders regarding our NEO’s compensation for fiscal year 2020 (the “Fiscal Year 2020 Say-on-Pay Vote”) and did not receive a passing vote.  ISS advised the Company’s institutional shareholders to vote against the Company’s compensation practices at such meeting.

In explaining its negative vote recommendation, ISS indicated that it believed that, after a failed say-on-pay vote at the 2019 Annual Meeting regarding our Company’s compensation practices for fiscal year 2019 (the “Fiscal Year 2019 Say-on-Pay Vote”), the Board did not exhibit an acceptable amount of communication or responsiveness to shareholders and their concerns.  Specifically, ISS commented that there was limited disclosure in our Proxy Statement filed for the fiscal year ending February 29, 2020 around shareholder engagement and feedback, which made it difficult to determine whether changes to the Company’s compensation practices sufficiently addressed those shareholder concerns that caused the failed Fiscal Year 2019 Say-on-Pay Vote.

In response to ISS’ comments, the Compensation Committee made it a priority to reach out to and attempt to engage with the Company’s nineteen largest shareholders to address the concerns raised by ISS and to discuss with these shareholders ways to improve the Company’s compensation practices, including the Company’s long-term incentive plan.  We spoke with two of our largest shareholders prior to the 2020 Annual Meeting and were provided with feedback on the structure of our long-term incentive plan and recommendations for adjustments to the long-term incentive plan.  Our outreach continued after the 2020 Annual Meeting as we were able to connect with a few more of our shareholders who responded to our shareholder outreach.  Overall, five of our largest thirteen shareholders were responsive to our outreach, including State Street Global Advisors, Dimensional Fund Advisors, California Public Employees’ Retirement Systems, BlackRock Institutional Trust Company, and The Vanguard Group.  In addition, our management had discussions with one of our other large shareholders.  However, despite our outreach efforts, the majority of our other largest shareholders either did not respond to our outreach or indicated that they defer to ISS’ voting suggestions or have policies restricting their ability to hold conversations with companies in which they invest.

Of the shareholders the Company was able to connect with, the recommendations for changes to the long-term incentive plan were similar.  Such recommendations included providing more disclosure on the goals of the plan and awards granted thereunder, use of a three year performance period and performance metrics that differed from those performance metrics used under for the annual performance bonus, use of vesting criteria that subjected awards to longer vesting periods and cliff-vesting, rather than ratable vesting, and use of performance goals related to shareholder returns.  Some of the shareholders mentioned consideration of a clawback policy with respect to awards. As described on page 11, the Board concluded that such a policy was not necessary for current management given the number of shares they own. However, the Board concluded that a clawback policy would be considered for newer members of executive management in the future.

In response to the comments received from our outreach efforts, as discussed below, the Committee approved transitioning to awards of restricted stock units under the New LTI Program that are split 80% into performance-based units on a 3-year cliff vesting and 20% into time-based units that have a 3-year vesting period. The Committee believes that these changes to our long-term incentive awards are responsive to shareholder feedback and reflect the desires of our shareholders.

Compensation Discussion and Analysis

Overview

The Compensation Committee, which consists entirely of independent directors, is responsible for and determines the compensation for all of our executive officers, including our NEOs, based on the performance of the Company and the performance of the individuals.  The CEO provides regular input relating to the performance of individual executives, and from time-to-time an independent consulting firm advises the Compensation Committee on “best practices” within the industry and compensation arrangements for comparable executives within the printing sector.

The intention of the Compensation Committee is to provide the NEOs of the Company fair compensation for leading the business using the highest level of business ethics and integrity, for achieving profits at a high rate of gross profit margin to allow for re-investment in the business, reward shareholders with a strong dividend, and generate cash as a means to achieve the long-term strategy of growth through profitable acquisitions.

The Compensation Committee’s goals when setting our NEOs’ compensation include holding them accountable for the financial and competitive performance of the Company and their individual contributions toward the Company’s success.  The design and structuring of our NEOs’ compensation is performance-based and puts a larger percentage of their overall compensation “at risk.” We do not believe that this portion of “at risk” compensation encourages risk-taking, instead, we believe that it provides the NEOs with the appropriate incentives to create long-term value for our shareholders.

Setting Our Executive’s Compensation

The Compensation Committee reviews our NEOs’ performance based on three specific measures: revenue, income and return on capital.  In reviewing these performance metrics, the Compensation Committee evaluates the Company’s performance relative to its peer companies and evaluates each NEO’s individual contribution towards these performance metrics by looking at each NEO’s leadership skills, initiatives and responses to internal and external challenges, as well as other subjective elements of each NEO’s individual performance.  It is the Compensation Committee’s goal to deliver total cash compensation (comprised of annual base salary and an annual performance bonus) that is reflective of this performance.  If the Company’s and the individual’s performance is above market, the Compensation Committee’s goal is to deliver cash compensation that is above the market’s median compensation for individuals that serve at similar positions within the Company’s peer group.  If the Company’s or the individual’s performance is below market, the cash compensation awarded by the Compensation Committee will reflect that.

In 2019 and 2020, ISS criticized our selection of peer group members by concluding that some were too large. The Committee decided to adopt and use the peer group as selected by Equilar, Inc., an independent leading provider of board intelligence solutions (“Equilar”), which in the past was also used by Glass Lewis. The Company uses Equilar services and decided to adopt Equilar’s peer group selection for the Company. The Company’s peer group, based on the Equilar choices, are those companies listed in the table below.

Company	Symbol
Alamo Group, Inc.	ALG
ARC Document Solutions, Inc.	ARC
Clearwater Paper Corporation	CLW
Deluxe Corporation	DLX
Glatfelter Corporation	GLT
Kimball International, Inc.	KBAL
Matthews International Corporation	MATW
Neenah, Inc.	NP
Schweitzer-Mauduit International, Inc.	SWM
Viad Corporation	VVI
Federal Signal Corporation	FSS
Intertape Polymer Group, Inc.	ITP
Mercer International Inc.	MERC
Tredegar Corporation	TG
Verso Corporation	VRS

Also of importance to the Compensation Committee is the NEOs’ contributions towards the Company’s progress in key strategic areas, such as service to new markets and acquisitions.  It is important to the Compensation Committee that the majority of effort that goes into an acquisition or divestiture is performed in-house in order to recognize cost savings.  During fiscal year 2021, our NEOs completed the acquisition of Infoseal, and in fiscal year 2020 completed the acquisitions of IPG and The Flesh Company.

The Compensation Committee uses this information to determine the combination and amount of each element of the NEO’s compensation.  The NEO’s compensation is reviewed annually at the first quarterly Board meeting following the conclusion of the prior fiscal year.  From time-to-time, the Compensation Committee may meet to consider any off-cycle changes it deems appropriate as a result of changes to an NEO’s job responsibility or in response to changes in regulatory requirements.

We do	We don't
> Pay base salaries commensurate for long service/highly qualified NEOs	> Allow pledging or hedging of Company stock

> Place a significant portion of our NEOs’ total compensation at risk (62% of CEO compensation is at risk)	> Re-price stock awards

> Have significant stock ownership requirement for NEOs	> Alter or revise predetermined performance goals after approval by Board

> Have very limited perquisites	> Rely solely on consultant "Benchmarking" for compensation determinations

> Base variable pay on achievement of predetermined performance goals	> Provide medical benefits to our NEOs above those provided to our other employees

> Determine compensation through a Compensation Committee composed of independent directors	> Provide vacation days different from other employees

> Request that NEOs retain ownership of stock awards	> Encourage excess risk-taking by NEOs

Elements of Our Fiscal Year 2021 Executive Compensation

At the beginning of the Company’s fiscal year 2021, it was clear that the year would be unpredictable due to the evolving public health and economic impacts of the COVID-19 pandemic.  The federal government and local authorities were beginning to issue restrictions that would have a significant impact on our business.  The budgeting process, which was almost complete for fiscal year 2021, did not consider the potential impact that the COVID-19 pandemic would have on the business.  Because of the economic uncertainty accompanying the pandemic, the Compensation Committee decided to make any bonus considerations for fiscal year 2021 discretionary.

As the fiscal year unfolded, the Company saw a definite negative impact on its revenues.  However, the Ennis business model of focusing on profit and gross margin was extremely effective in combating this economic decline. There were, in fact, no special cost cutting programs but ongoing staff adjustments to reflect the decline in business. Additionally, some facilities were closed and sold, or leases not renewed to reduce fixed expenses. At the end of the fiscal year, dividends were more than covered by earnings, cash had increased, a significant acquisition was made, and no debt was incurred.

These results during a difficult and challenging period due to the COVID-19 pandemic caused the Compensation Committee to recommend that an annual performance bonus be paid to key employees, but at a level below what was paid for the previous year. As a result, cash awards were made at ninety percent (90%) of the previous year’s award.  As discussed below under “Long-Term Incentive Equity Awards,” the Board adopted the New LTI Program that provides for a three-year performance period rather than the one-year performance period under the Old LTI Program.  As part of this transition to the New LTI Program, the Compensation Committee also decided it was appropriate to make a discretionary, bridge award of restricted stock and cash under the Old LTI Program, which was at seventy percent (70%) of the targeted opportunity level that had historically been granted to the NEOs under the Old LTI Program.  Finally, after deliberations during the year and review of the status of our NEOs retirement benefits, it was decided to terminate the Company’s Deferred Compensation Plan effective December 2020.  The Company had not awarded contributions to supplement retirement benefits in this Plan for two (2) years and did not intend to do so in the foreseeable future. The Plan distributed pre-Section 409A “grandfathered” amounts in December 2020 and will distribute all remaining amounts after December 2021 as required by Internal Revenue Service regulations related to the Plan termination.

We believe that the combination of cash compensation and long-term equity compensation creates the right balance between performance, reward and retention of our NEOs, and the promotion of our shareholders’ interests.  As a result, our executive compensation consists of the following:

•	Base salary;
•	An annual performance-based bonus, paid in cash;
•	Long-term equity incentive awards; and
•	Perquisites and other personal benefits.

Base Salary

The Company generally sets its NEOs’ base salaries to an amount that falls between the median and 85th percentile of base salaries for officers performing comparable duties at our peer companies.  Whether a particular NEO’s base salary lies closer to the median or the 85th percentile depends on that NEO’s qualifications, experiences, and performance.

Our 2021 fiscal year began around the time the COVID-19 pandemic began and at the Board meeting at which compensation is reviewed following the prior fiscal year, our Compensation Committee considered the early stages of its impact and determined that the NEOs’ base salaries should not be increased for fiscal year 2021.  This was the second year the Compensation Committee chose to keep the NEOs’ base salaries at the same level as the prior year.

Annual Performance Bonus

Each fiscal year, a bonus pool is established if pre-determined performance goals, including profit before bonus, return on capital, and sales growth, are met.  The funding of the bonus pool is based 40% upon profit before bonus, 40% upon return on capital, and 20% upon sales growth.  At the first regular Board meeting following the end of the previous fiscal year, the performance metrics for funding the bonus pool are presented to the Board for its approval to ensure that the performance metrics meet or exceed the Board’s strategic objectives for the fiscal year to which the bonus relates.

For fiscal year 2021, our Compensation Committee adopted a bonus pool equal to ninety percent (90%) of the annual performance bonuses earned during fiscal year 2020, but given the uncertain impact of the COVID-19 pandemic, the Company had not established a business budget or goals.  The payments made under the annual performance bonus were therefore fully within the Compensation Committee’s discretion.

When determining the amount of the annual performance bonus awards that would be paid to the NEOs for fiscal year 2021, the Compensation Committee, along with the other members of the Board, awarded the NEOs the below amounts as their annual performance bonuses, based on the preservation of the percentage of gross margins.  The Compensation Committee and the Board determined that the NEOs acted swiftly to implement expense reductions and margin protections at the onset of the COVID-19 pandemic and such actions resulted in the Company’s gross margins remaining similar to those in fiscal year 2020, even though revenues declined by 18.3% from fiscal year 2020 to fiscal year 2021.  The gross margins were 29.0% for fiscal year 2021 compared to 29.4% for fiscal year 2020.  Additionally, the stock price of the Company’s stock, while subject to an initial decline at the onset of the COVID-19 pandemic, returned to the pre-pandemic price and has remained at that price, or above, since its rebound.

Executive's Name	Formula-based	Discretionary	Total
Mr. Walters	$—	$607,460	$607,460
Mr. Travis	$—	$—	$—
Mr. Magill	$—	$229,247	$229,247
Mr. Graham	$—	$109,276	$109,276
Ms. Burnett	$—	$70,000	$70,000

Long-Term Incentive Equity Awards

In response to the concerns raised by ISS and feedback from certain of the Company’s largest shareholders regarding the Company’s prior long-term incentive compensation program, the Old LTI Program, the Board approved the New LTI Program.  Under the New LTI Program, on April 16, 2021 long-term incentive equity awards (as described below) were made to our NEOs under the Prior Long-Term Incentive Plan.  The Compensation Committee

plans to grant similar long-term incentive equity awards to its executives in future years pursuant to the New LTI Program under the 2021 Long-Term Incentive Plan if such plan is approved by shareholders at the 2021 Annual Meeting.  These long-term incentive equity awards, granted April 16, 2021, were in the form of RSUs, with 20% of the RSUs awarded subject to time-based vesting and 80% of the RSUs awarded subject to performance-based vesting, in an amount based on a designated percentage of the NEO’s base salary at the time of the grant of the award.  Payment of the performance-based RSUs is based on the attainment of specified financial performance goals during a three-year performance period.  The performance-based awards measure and reward performance achieved over three years for ROE, EBITDA and adjusted for the Company’s Relative Total Shareholder Return (“TSR”) as measured against a defined peer group. Payment of the time-based RSUs is based on employment during a ratable 3-year vesting period.

In transitioning from the Old LTI Program to the New LTI Program, on April 20, 2021, the Compensation Committee made discretionary, bridge awards to Messrs. Walters, Magill and Graham as provided in the table below.  These discretionary, bridge awards are equal to achievement of performance metrics under the prior fiscal year’s Old LTI Program and were granted to these NEOs in the form of vested restricted shares (65%) and cash (35%), with the cash portion of the awards intended to assist the NEOs with payment to their income tax obligations resulting from the awards.  These awards granted by the Compensation Committee to the NEOs were at seventy percent (70%) of the targeted opportunity level that had been historically granted to the NEOs under the Old LTI Program that was replaced by the New LTI Program generally in response to the concerns raised by ISS and the feedback received from shareholders.  The Compensation Committee believed it was important to continue to provide a meaningful level of incentive awards to the NEOs for this period to continue to motivate the NEOs and to continue to align their interests with those of the Company’s shareholders.

Executives' Name	Cash	Vested Restricted Shares
Mr. Walters	$249,983	22,780
Mr. Magill	$78,413	7,145
Mr. Graham	$41,877	3,816

The Compensation Committee awarded no stock options for fiscal year 2021.

Perquisites and Personal Benefits

Pension Plan, 401(k) and Deferred Compensation Plan

The NEOs participate in the Pension Plan for the Employees of Ennis, Inc. (the “Pension Plan”), under which the NEOs will receive certain benefits upon “normal retirement,” which is defined as the first day of the month or the latter of an NEO’s 65th birthday, or the fifth anniversary of participation if hired after age 60.  The Pension Plan provides for retirement benefits calculated using a formula based on the average pay of the highest five consecutive compensation years during active employment, integration of certain Social Security benefits, years of service and reaching a normal retirement age of 65.

Our NEOs participate in the Ennis, Inc. 401(k) Plan and received employer matching contributions on their elective deferrals in the same manner as all employees who participate in the plan.

The Code limits the maximum annual compensation covered by the Pension Plan. The limit for 2021 is $290,000. This limitation, as well as the limitation on highly compensated participants in the Ennis 401(k) Plan, significantly limits the retirement benefit for the NEOs. A supplemental executive retirement plan (“SERP”) under the Deferred Compensation Plan was established to offset some of the retirement benefits lost due to the imposed limitations.  However, the Board did not approve any contributions to the SERP for our NEOs for fiscal year 2021 or for fiscal year 2020 and does not intend to do so in the foreseeable future  After deliberations during the year and review of the status of our NEOs retirement benefits, the Board terminated the Deferred Compensation Plan effective December 17, 2020 and accumulated vested balances will be distributed as allowed by Treasury regulations.  Certain deferrals vested prior to December 31, 2004 were “grandfathered” under the Section 409A of the Code and Internal Revenue Service regulations and were distributed to the NEOs upon the plan’s termination date in accordance with plan terms.  All remaining balances will be distributed after December 17, 2021.

Other Perquisites

In addition to participating in the same benefits as provided to other employees of the Company, the NEOs receive an annual automobile allowance in the following amounts:

Executive's Name
Mr. Walters	$12,000	Annually
Mr. Travis	$4,333	Annually
Mr. Magill	$8,000	Annually
Mr. Graham	$8,000	Annually
Ms. Burnett	$—	Annually

Employment Agreements

The Compensation Committee approved employment agreements with each of its NEOs (the “Employment Agreements”) other than Ms. Burnett, who currently serves as Interim CFO. The Employment Agreements have initial terms ranging from approximately one to three years, with such terms automatically extending on a year-to-year basis at the end of the initial term, unless notification of non-renewal is given 60 days in advance of the applicable Employment Agreement’s then-current expiration date.

The Employment Agreements establish the NEOs’ base salary and eligibility for bonuses, benefits, and perquisites. In addition, each Employment Agreement includes non-competition and non-solicitation restrictions on the NEO during the term of the NEO’s employment and for two years after termination of the NEO’s employment.  Each Employment Agreement also includes a confidentiality provision that protects the Company during and after the NEO’s employment term.  The provisions of each Employment Agreement may only be waived with the written consent of the Company and the NEO.

In connection with feedback from certain shareholders and as a result of ISS’ recommendation that shareholders vote against the Fiscal Year 2020 Say-on-Pay Vote, the Employment Agreements for Messrs. Graham, Magill, and Travis were amended to provide that benefits payable upon a “change in control” be paid only if the NEO’s employment terminates without Cause or for Good Reason, and to eliminate the tax gross-up for any excise tax under Section 280G of the Code.

Payments and Benefits Upon Termination of Employment

Termination of Employment by the Company Without Cause or by NEO for Good Reason:  If any NEO’s employment is terminated by the Company without Cause or by the NEO for Good Reason, the NEO will receive the greater of (i) the NEO’s base salary for the remainder of the term or a (ii) “Severance Payment” equal to one times the sum of the NEO’s base salary plus the annual performance bonus paid for the fiscal year prior to the year in which such termination occurs.  All equity awards will automatically accelerate.

In the event such termination occurs within 90 days prior to or 12 or 24 months following a change of control as defined in the Employment Agreements (12 months for NEOs other than the CEO, 24 months for the CEO), the Severance Payment will be equal to 2.0 times or 2.99 times the sum of the NEO’s base salary and the annual performance bonus paid for the fiscal year prior to the year in which such termination occurs (2.0 times for NEOs other than the CEO, 2.99 times for the CEO).

The CEO is entitled to a “gross-up” for any taxes incurred as a result of Code Section 280G.  The other NEOs are subject to a “net-best payment,” whereby payments made as a result of a change in control will be either cut back to an amount where there is no Code Section 280G impact, or where the NEO will receive the full payments to which the NEO is entitled, whichever provides the NEO with the greatest net-after tax income.

An NEO’s employment may be terminated for Cause upon:

(i)

conduct by the executive constituting a material act of willful misconduct in connection with the performance of duties, including, without limitation, violations of the Company’s policies on sexual harassment, ethics, or any other policies then in effect; misappropriation of funds or property of the Company or any of its affiliates other than the occasional, customary and de minimis use of Company property for personal purposes; or other willful misconduct that is below normal industry standards, as determined in the sole discretion of the Company;

(ii)

continued willful and deliberate non-performance by executive of his duties where non-performance continues for more than ten days following written notice of such non-performance, unless ten days’ notice would be futile in correcting issues related to non-performance;

(iii)

the executive refuses or fails to follow lawful directives and such refusal or failure has continued for more than ten days following written notice, unless the ten days’ notice would be futile in correcting issues related to non-performance;

(iv)

any criminal or civil conviction of the executive, a plea of nolo contendere, or other conduct by the executive that has resulted in or would result in material injury to the reputation of the Company, including, without limitation, conviction for fraud, theft, embezzlement or crime involving moral turpitude;

(v)	a material breach by the executive of any of the provisions of the Employment Agreement;

(vi)	alcohol/drug addiction and failure by the executive to successfully complete a recovery program; or

(vii)	intentional wrongful disclosure of confidential information of the Company or engaging in wrongful competitive activity with the Company.

An NEO may terminate his or her employment for Good Reason upon thirty days’ written notice upon:

(i)	a material diminution in the executive’s base salary or total compensation (as in effect at the time);

(ii)	a material, adverse change in the executive’s title, authority, duties, or responsibilities from those applicable to the executive as of the effective date of the Employment Agreement;

(iii)	a relocation of the geographic location of the executive’s principal place of employment by more than 50 miles from Midlothian, Texas;

(iv)	a material breach by the Company of any written agreement with the executive, including the Employment Agreement;

(v)

the failure of any successor to the Company to assume and agree to perform the Employment Agreement in the same manner and to the same extent that the Company would be required to perform if no succession had taken place; and

(vi)	a material adverse change in the reporting structure applicable to the executive.

Termination due to Death, Disability or Retirement: If an NEO’s employment terminates due to the NEO’s death, disability or retirement, the NEO will not be entitled to any severance payments or benefits

Changes for Fiscal Year 2022

The Compensation Committee developed the New LTI Program under which to provide equity awards under the 2020 Long-Term Incentive Plan, which was approved by the Board on April 16, 2021.  Subject to shareholder approval at the 2021 Annual Meeting, the 2021 Long-Term Incentive Plan will become immediately effective for fiscal year 2022.

While a number of different types of awards may be granted under New LTI Program, the Compensation Committee anticipates primarily granting RSUs to the NEOs.  These RSUs will generally be subject to three-year vesting requirements based upon the attainment of pre-determined performance metrics or continued service.  The target awards will have a grant date value equal to a multiple of the NEO’s base salary.  Upon vesting, the RSUs may be paid in shares of Common Stock or cash.

Time-based RSUs will comprise twenty percent (20%) of each NEO’s RSU awards and will vest ratably over a three-year period, whereby 33% will vest on the first and second anniversaries of the Vesting Commencement Date (as defined in the award) and the remaining 34% will vest on the third anniversary of the Vesting Commencement Date.

Performance-based RSUs comprise the remaining eighty-percent (80%) of each NEO’s RSU awards, whereby seventy percent (70%) of these performance-based RSUs will vest based upon the attainment of EBITDA goals and thirty percent (30%) will vest based upon attainment of ROE goals.

For the RSUs granted for fiscal year 2022, the RSUs whose vesting is based upon the attainment of EBITDA performance metrics will vest, if at all, upon the Company satisfying the below EBITDA levels.  If EBITDA is achieved at a level between the stated performance levels, vesting will be determined by linear interpolation.

		EBITDA
Performance Level	EBITDA*	Vesting Level
Below Threshold	—	—
Threshold	$130,837,513	70%
Target	$186,910,735	100%
Maximum	$242,983,956	130%

*Sum of EBITDA for three years ending February 29, 2024.

For the RSUs granted for fiscal year 2022, the RSUs whose vesting is based upon attainment of ROE performance metrics will vest, if at all, upon the Company satisfying the below ROE levels.  If ROE is achieved at a level between the stated performance levels, vesting will be determined by linear interpolation.

Performance Level	ROE	ROE Vesting Level
Below Threshold	—	—
Threshold	6.8%	70%
Target	9.7%	100%
Maximum	12.6%	130%

Once the above performance metrics are met, the awards will be paid out based upon the Company’s TSR Percentile Rank within its Peer Group of companies.  The number of RSUs that will be paid out, will be based upon the following:

TSR Percentile Rank	TSR Modifier
Greater than 66.6%	130%
Greater than 33.3% and less than or equal to 66.6%	100%
Equal to or less than 33.3%	70%

Each RSU will be granted with a tandem Dividend Equivalent Right (a “DER”) that will allow the award holder to receive dividends at the same time other shareholders receive dividends.  DERs paid to the award holder will be paid in an amount equal to the declared dividend amount, less applicable withholding obligations.

The NEOs will be eligible to receive RSUs as follows (the value of which is based on the closing share price of $20.38 on April 19, 2021).

			Grant Date Value as
Executive's Name	# RSU at Target	Grant Date Value	Percentage of Base Salary
Mr. Walters	$971,752	$971,752	315%
Mr. Magill	$533,419	$533,419	180%
Mr. Graham	$310,774	$310,774	165%

Vesting may be accelerated upon a change of control, a termination of the NEO’s employment by the Company without Cause or by the NEO for Good Reason, due to death, disability or upon retirement (which is generally defined as having fifteen years of service or reaching age 65).

Stock Ownership Guidelines

We believe that stock ownership is an important method for aligning the NEOs’ interests with those of the Company’s shareholders and that it encourages the NEOs to make sound long-term decisions that will benefit all shareholders.  We therefore require that our NEOs maintain a level of stock ownership based on a multiple of their base salaries.  For the CEO, that multiple is four times (4x) his base salary; for an Executive Vice President, the multiple is two-and-a-half times (2.5x) base salary and for the other NEOs the multiple is two times (2x) base salary.  Currently, all of our NEOs hold an amount of stock in excess of these required levels.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management this Compensation Discussion and Analysis section of the Company’s 2021 Proxy Statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for 2021 and its Annual Report.

THE ENNIS, INC. COMPENSATION COMMITTEE

Alejandro Quiroz, Chairman

John R. Blind

Barbara T. Clemens

Summary Compensation Table

The following table sets forth, for the fiscal year ended February 28, 2021, compensation information regarding the Company’s Chief Executive Officer, Chief Financial Officer, and the other two executive officers.

							Change in
							Pension
							Value
							and
						Non-Equity	Nonqualified
						Incentive	Deferred	All
				Stock	Option	Plan	Compensation	Other
				Awards	Awards	Compensation	Earnings	Compensation
Name and Principal Position	Year	Salary ($)	Bonus	(1)		(2)	(3)	(4)	Total
Keith S. Walters	2021	$971,752	$-	$697,972	$-	$607,460	$58,098	$12,000	$2,347,282
Chairman of the Board,	2020	$971,752	$-	$1,101,338	$-	$664,735	$272,897	$130,500	$3,141,222
President and Chief	2019	$943,449	$-	$1,443,371	$-	$1,048,893	$189,266	$215,250	$3,840,229
Executive Officer

Richard L. Travis, Jr. (5)	2021	$270,779	$-	$106,532	$-	$-	$2,028	$6,868	$386,207
Vice President - Finance, Chief	2020	$411,863	$-	$168,098	$-	$193,695	$172,200	$37,811	$983,667
Financial Officer and Treasurer	2019	$399,867	$-	$220,303	$-	$305,634	$76,670	$49,696	$1,052,170

Michael D. Magill	2021	$533,419	$-	$150,517	$-	$229,247	$57,787	$8,000	$978,970
Executive Vice President	2020	$533,419	$-	$237,503	$-	$250,862	$134,861	$33,000	$1,189,645
and Secretary	2019	$517,883	$-	$311,261	$-	$395,838	$58,330	$48,000	$1,331,312

Ronald M. Graham	2021	$310,774	$-	$65,769	$-	$109,276	$93,906	$10,555	$590,280
Vice President - Administration	2020	$310,774	$-	$103,778	$-	$119,580	$205,859	$31,477	$771,468
	2019	$301,722	$-	$136,007	$-	$188,687	$82,803	$41,379	$750,598

Vera Burnett (6)	2021	$124,731	$-	$-	$-	$70,000	$35,008	$-	$229,739
Interim Chief Financial Officer

(1)

The amounts in this column represent the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, of restricted stock units granted during fiscal years 2021, 2020, and 2019.  All of the amounts in this column are consistent with the estimate of aggregate compensation expense to be recognized over the applicable vesting.  The assumptions used to calculate these values are set forth in Note 11 to our consolidated financial statements, which are included in our Annual Report.  Also included is the Additional Cash Award (“ACA”) declared on April 17, 2020, and paid prior to June 30, 2020 in the following amounts:  Mr. Walters - $244,276, Mr. Travis - $37,274, Mr. Magill - $52,685, and Mr. Graham - $23,014.  The award given is meant to help alleviate some of the executive’s tax burden associated with the vesting of restricted stock grants, which helps facilitate the continued ownership of the stock awards granted to our NEOs.

(2)	The amounts in this column were awarded under the Company’s annual bonus plan based on results achieved (see page 40 of this Proxy Statement for further details).

(3)

The actuarial increase in the present value of the named executive officer’s benefits under the Pension Plan using the actuarial process specified by the Pension Plan. For NEOs who leave and have not completed five years’ vesting service, amounts assume vesting in all cases and retirement at age 65.  In addition, the earnings on Company contributions in the Deferred Compensation Plan are reflected in the column. The Company contributions are invested in an array of mutual funds held in a Rabbi Trust. The investment returns are consistent with the type of funds available for retirement funds and are similar to the funds available in the Company’s 401(k) Plan. Mr. Walters also had 20,000 share units of phantom stock in the Deferred Compensation Plan. The amount in this column for Mr. Walters also includes the change in value and dividends accrued during this year.

(4)	Information regarding the amount included in this column is as follows:

	Company	Perquisites
	Contribution	and Other
	to Benefit	Personal
Executive's Name	Plans (a)	Benefits (b)	Other (c)	Total
Keith S. Walters	$—	$12,000	$—	$12,000
Richard L. Travis, Jr.	$2,535	$4,333	$—	$6,868
Michael D. Magill	$—	$8,000	$—	$8,000
Ronald M. Graham	$2,555	$8,000	$—	$10,555
Vera Burnett	$—	$—	$—	$—

(a)	Mr. Walters, Mr. Travis, Mr. Magill and Mr. Graham were eligible for a matching contribution equal to 25% of amounts they contributed to the Company’s 401(k) Plan.

(b)	The amount received by the NEOs for auto allowance.

(5)	Mr. Travis retired from his executive office with the Company as of September 28, 2020.

(6)	Ms. Burnett was appointed as Interim Chief Financial Officer and Treasurer September 28, 2020.

Grants of Plan-Based Awards

The following table provides information regarding restricted stock grants and ACA contingent awards to the NEOs received during fiscal year ended February 28, 2021.

Executive's Name	Date of Grant	Number of Shares Awarded (1)	Grant Date Fair Value of Restricted Stock Awards (2)	Additional Cash Award (3)	Total Value of LTI Awards
Keith S. Walters	04/17/2020	26,331	$453,696	$244,276	$697,972
Richard L. Travis, Jr. (4)	04/17/2020	4,019	$69,258	$37,274	$106,532
Michael D. Magill	04/17/2020	5,679	$97,832	$52,685	$150,517
Ronald M. Graham	04/17/2020	2,482	$42,755	$23,014	$65,769
Vera Burnett		$—	$—	$—	$—

(1)	The restricted stock grants vest in equal installments on successive anniversaries over three years. The restricted stock grants are awarded as part of the New LTI Program.

(2)	The “Grant Date Fair Value of Restricted Stock Awards” is based on the closing market price of the Common Stock ($17.23 at April 17, 2020).

(3)

The Board approved, upon recommendation by the Compensation Committee, to help alleviate some of each executive’s tax burden associated with the vesting of restricted stock and to promote continued ownership of stock awarded, a percentage of the total value of LTI awards to be granted to the NEOs be awarded in cash, the Additional Cash Award or ACA.  This percentage was set at 35% for the awards granted on April 17, 2020.

(4)	Mr. Travis retired effective September 28, 2020 as Chief Financial Officer and Treasurer.

Outstanding Equity Awards at Fiscal Year End

The following table provides information regarding stock options and restricted stock held by the current NEOs as of February 28, 2021.

	Option Awards					Stock Awards (1)
						Stock Awards
						Number	Market
						of Shares	Value of
		Number of	Number of			or Units of	Shares or
		Securities	Securities			Stock	Units of
		Underlying	Underlying			Awards	Stocks That
	Date of	Unexercised	Unexercised	Option	Option	That	Have
	Option	Options	Options	Exercise	Expiration	Have Not	Not
Executive's Name	Grant	Exercisable	Unexercisable	Price	Date	Vested	Vested (2)
Keith S. Walters	4/20/2018	-	-	-	-	16,550	$328,021
	4/18/2019	-	-	-	-	23,281	$461,429
	4/17/2020	-	-	-	-	26,331	$521,880
Richard L. Travis, Jr. (3)		-	-	-	-	-	$-
Michael D. Magill	4/20/2018	-	-	-	-	3,569	$70,738
	4/18/2019	-	-	-	-	5,021	$99,516
	4/17/2020	-	-	-	-	5,679	$112,558
Ronald M. Graham	4/20/2018	-	-	-	-	1,560	$30,919
	4/18/2019	-	-	-	-	2,194	$43,485
	4/17/2020	-	-	-	-	2,482	$49,193
Vera Burnett		-	-	-	-	-	$-

(1)	The awards of restricted stock granted vest in equal annual installments over three years.

(2)	Calculated using the NYSE closing price of $19.82 per share of Common Stock on February 28, 2021.

(3)	Mr. Travis retired effective September 28, 2020 as Chief Financial Officer and Treasurer.

Option Exercises and Stock Vested

The following table provides information as to each of the NEOs on exercises of stock options and the vesting of restricted stock awards during the fiscal year ended February 28, 2021.

	Option Awards		Stock Awards
	Number of Shares	Value	Number of Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Executive's Name	Exercise (#)	Exercise ($) (1)	Vesting (#)	Vesting ($) (2)
Keith S. Walters	-	$-	40,357	$676,009
Richard L. Travis, Jr. (3)	-	$-	6,163	$103,234
Michael D. Magill	-	$-	8,706	$145,831
Ronald M. Graham	-	$-	3,806	$63,752
Vera Burnett	-	$-	-	$-

(1)	The amount realized equals the difference between the fair market value of Common Stock on the date of exercise and the exercise price, multiplied by the number of shares acquired on exercise.

(2)	The amount realized is based on the market value of the stock at date of vesting.

(3)	Mr. Travis retired effective September 28, 2020 as Chief Financial Officer and Treasurer.

Pension Benefits

We have a noncontributory retirement plan that covers approximately 13% of our employees. The plan provides for retirement benefits calculated using a formula based on the average pay of the highest five consecutive compensation years during active employment, integration of certain Social Security benefits, length of service and a normal retirement age of 65. A participant is eligible for early retirement after that participant has (a) attained age 55 and completed at least 15 years of service or (b) completed at least 25 years of service are eligible for early retirement.  Beginning on the first day of the month following early retirement, a participant receives a monthly retirement income equal to the participant’s accrued benefit (based on average monthly compensation and credited service (as defined in the plan) at early retirement), reduced 1/180 for each of the first 60 months and 1/360 for each of the next 60 months by which the early retirement date precedes the participant’s normal retirement date. If the early retirement date precedes the normal retirement date by more than 120 months, the reduction for each month over 120 is based on the plan’s actuarial equivalence basis.  All forms of remuneration, including overtime, shift differentials and bonuses, are covered by the plan. However, due to restrictions imposed by the Code, effective January 1, 2002, the maximum annual compensation covered by the plan is limited to $210,000. Future years’ maximum can be increased for inflation (for 2021, the maximum is $290,000).

The following table shows the present value, as of February 28, 2021, of the benefits of the NEOs under the Pension Plan.

			Change in
			Present Value
		Number of	of Accumulated	Present Value	Payments
		Years Credited	Benefit During	of Accumulated	During
Executive's Name	Plan	Service (1)	the Year	Benefit (2)	Fiscal 2021
Keith S. Walters	Ennis, Inc. DB Pension Plan	23.5	$87,917	$1,198,465	$-
Richard L. Travis, Jr. (3)	Ennis, Inc. DB Pension Plan	14.1	$-	$646,492	$3,343
Michael D. Magill	Ennis, Inc. DB Pension Plan	17.2	$57,003	$729,448	$-
Ronald M. Graham	Ennis, Inc. DB Pension Plan	23.0	$93,097	$1,182,314	$-
Vera Burnett (4)	Ennis, Inc. DB Pension Plan	23.9	$35,008	$385,052	$-

(1)

Credited service began on the date the NEO became eligible to participate in the plan. Participation began on January 1 following the year of employment. Accordingly, each of the NEOs has been employed by Ennis for longer than the years of credited service shown above.

(2)

The assumptions and valuation methods used to calculate the present value of the accumulated pension benefits shown are the same as those used by the Company for financial reporting purposes and are described in Note 12 to our consolidated financial statements, which are included in our Annual Report.

(3) Mr. Travis retired effective September 28, 2020 as Chief Financial Officer and Treasurer.

(4)	Ms. Burnett is eligible for early retirement under the plan.

Nonqualified Contribution and Deferred Compensation in Last Fiscal Year

The following table shows the information about the contributions and earnings, if any, credited to the accounts maintained by the NEOs under nonqualified contribution and deferred compensation agreements, any withdrawals or distributions from the accounts during fiscal year 2021, and the account balances on February 28, 2021.

	Aggregate	Executive	Registrant	Aggregate		Aggregate
	Balance at	Contribution	Contribution	Earnings (loss)	Aggregate	Balance at
	March 1,	in Fiscal	in Fiscal	in Fiscal	Withdrawals/	February 28,
Executive's Name	2020	Year 2021 (1)	Year 2021 (2)	Year 2021 (3)	Distribution(4)	2021
Keith S. Walters	$8,538,220	$-	$-	$(26,524)	$(1,821,482)	$6,690,214
Richard L. Travis, Jr. (5)	$3,102,899	$72,000	$2,535	$2,769	$-	$3,180,203
Michael D. Magill	$920,073	$-	$-	$824	$(10,821)	$910,076
Ronald M. Graham	$966,231	$11,958	$2,555	$1,693	$(17,538)	$964,899
Vera Burnett	$-	$-	$-	$-	$-	$-

(1)

The NEOs are able to defer a percentage of their salary and bonus upon voluntary elections made by them into the Deferred Compensation Plan. The amounts indicated represent the portions so deferred by each NEO last fiscal year. The amounts indicated have been included in the salary column of the Summary Compensation Table on page 46 of this Proxy Statement.

(2)

Amounts represent contributions made by the Company for fiscal year 2021 to the Deferred Compensation Plan. The amounts are awarded each year by the Compensation Committee. In addition, amounts indicated include the Company’s 401(k) Plan match of the following amounts:  Mr. Walters, $0; Mr. Travis, $2,535; Mr. Magill, $0; and Mr. Graham, $2,555.  Amounts indicated have been included in the “All Other Compensation” column of the Summary Compensation Table on page 46 of this Proxy Statement.

(3)

Amounts representing earnings/(loss) on Company contributions during the year for each NEO as follows: ($29,819), $2,028, $784, and $809 for Mr. Walters, Mr. Travis, Mr. Magill, and Mr. Graham, respectively, have been included in “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table on page 46 of this Proxy Statement.  Included in this amount for Mr. Walters is a loss of $33,508 during the year on his 20,000 shares of phantom stock.

(4)

The Board terminated the Deferred Compensation Plan effective December 17, 2020 and accumulated vested balances will be distributed as allowed by Treasury regulations.  Certain deferrals vested prior to December 31, 2004 were “grandfathered” under the regulations and were distributed to the NEOs in accordance with plan terms.  All remaining balances will be distributed after December 17, 2021.

(5)Mr. Travis retired effective September 28, 2020 as Chief Financial Officer and Treasurer.

Potential Payments upon Termination or Change in Control

The following tables summarize the estimated payments to be made to each NEO upon a Change in Control or termination of employment, as more completely described in the Employment Agreements section in the Compensation Disclosure and Analysis of this Proxy Statement. For the purposes of the quantitative disclosure in the following tables, and in accordance with SEC regulations, we have assumed that the termination took place on February 28, 2021, the last day of the most recently completed fiscal year.

The following table describes payments that would be paid to each of our NEOs in the event of a termination without Cause or for Good Reason in connection with a “Change in Control,” each as defined in the Employment Agreements.

	W/O CAUSE OR FOR GOOD REASON TERMINATION IN CONNECTION WITH A CHANGE IN CONTROL
		Group
	Salary/	Benefit
	Bonus/	Plans			Deferred
	ACA	Continuation	Other	Pension	Compensation	Equity
Executive's Name	Awards (1)	(2)	Benefits (3)	Benefits	(4)	Awards (5)	Total
Keith S. Walters	$5,623,482	$5,995	$20,000	$1,198,465	$6,690,214	$1,311,330	$14,849,486
Richard L. Travis, Jr.(6)	$-	$-	$-	$646,492	$3,180,203	$-	$3,826,695
Michael D. Magill	$1,673,932	$5,995	$20,000	$729,448	$910,076	$282,812	$3,622,263
Ronald M. Graham	$906,736	$5,995	$20,000	$1,182,314	$964,899	$123,597	$3,203,541
Vera Burnett (7)	$-	$-	$-	$385,052	$-	$-	$385,052

(1)

Represents, for Mr. Walters, 2.99 times the sum of base salary plus prior year’s (fiscal year 2020) bonus, and ACA awards, and for all other NEOs, 2.0 times the sum of base salary plus prior year’s (fiscal year 2020) bonus, and ACA awards.  If current salary and prior year’s (fiscal year 2021) bonuses and ACA awards were used (i.e., amounts currently payable), the calculated amounts would be approximately as follows:  Mr. Walters, $5,469,000; Mr. Magill, $1,682,000; and Mr. Graham, $924,000.

(2)	Mr. Walters, Mr. Magill and Mr. Graham would receive three months of continued group benefits.

(3)	Mr. Walters, Mr. Magill and Mr. Graham would receive up to $20,000 toward outplacement services.

(4)	The amounts shown in the Nonqualified Contribution and Deferred Compensation in Last Fiscal Year table on page 50 of this Proxy Statement include the amounts shown in this column.

(5)

Calculated as the (i) difference between the exercise price of all outstanding in-the-money options and the closing price of the Common Stock as of February 28, 2021 ($19.82), multiplied by the number of such options as of February 28, 2021, plus (ii) the outstanding stock grants as of February 28, 2021, multiplied by the closing price of the Common Stock.

(6)

Mr. Travis retired from his executive office with the Company as of September 28, 2020.  There were no severance payments or accelerated vesting of equity awards resulting from his termination of employment.  The deferred compensation balance was distributed subsequent to February 28, 2021.

(7)	There are no special termination, severance, and change of control arrangements under the terms of employment with Ms. Burnett.

Under the terms of Mr. Walter’s Employment Agreement, he is entitled to a “tax gross-up” in connection with a termination and severance in connection with a change in control.  If Mr. Walters becomes subject to taxes of any state, local, or federal taxing authority that would not have been imposed on such payments but for the occurrence of a change of control, including any excise tax under Section 4999 of the Code and any successor or comparable provision, then in addition to any other benefits provided under or pursuant to the Employment Agreement, the Company shall pay to Mr. Walters an amount equal to the amount of any such taxes imposed or to be imposed on the CEO.  In addition, the Company will “gross-up” this amount in an additional amount equal to the aggregate amount of taxes that are or will be payable by Mr. Walters as a result of this gross-up payment.

The following table describes payments that would be required to each of our NEOs in the event of a termination “Without Cause,” or for “Good Reason,” each as defined by the Employment Agreements.

	WITHOUT CAUSE OR FOR GOOD REASON
		Group
	Salary/	Benefit
	Bonus/	Plans			Deferred
	ACA	Continuation	Other	Pension	Compensation	Equity
Executive's Name	Awards (1)	(2)	Benefits (3)	Benefits	(4)	Awards (5)	Total
Keith S. Walters	$1,880,763	$5,995	$20,000	$1,198,465	$6,690,214	$1,311,330	$11,106,767
Richard L. Travis, Jr.(6)	$-	$-	$-	$646,492	$3,180,203	$-	$3,826,695
Michael D. Magill	$836,966	$5,995	$20,000	$729,448	$910,076	$282,812	$2,785,297
Ronald M. Graham	$453,368	$5,995	$20,000	$1,182,314	$964,899	$123,597	$2,750,173
Vera Burnett(7)	$-	$-	$-	$385,052	$-	$-	$385,052

(1)

Represents the sum of 1.0 times fiscal year 2021 base salary plus the prior year’s (fiscal year 2020) bonus, and ACA awards.  If current salary and prior year’s (fiscal year 2021) bonuses and ACA awards were used (i.e., amounts currently payable), the calculated amounts would be approximately as follows:  Mr. Walters, $1,829,000; Mr. Magill, $841,000; and Mr. Graham, $462,000.

(2)	Mr. Walters, Mr. Magill and Mr. Graham would receive three months of continued group benefits.

(3)	Mr. Walters, Mr. Magill and Mr. Graham would receive up to $20,000 toward outplacement services.

(4)

Aggregate account value as of February 28, 2021. The amounts shown in the Nonqualified Contribution and Deferred Compensation in Last Fiscal Year table on page 50 of this Proxy Statement include the amounts shown in this column.

(5)

Calculated as the (i) difference between the exercise price of all outstanding in-the-money options and the closing price of the Common Stock as of February 28, 2021 ($19.82), multiplied by the number of such options as of February 28, 2021, plus (ii) the outstanding restricted stock grants as of February 28, 2021, multiplied by the closing price of the Common Stock.

(6)

Mr. Travis retired from his executive office with the Company as of September 28, 2020.  There were no severance payments or accelerated vesting of equity awards resulting from his termination of employment.  The deferred compensation balance was distributed subsequent to February 28, 2021.

(7)	There are no special termination, severance, and change of control arrangements under the terms of employment with Ms. Burnett.

The following table describes payments that would be required to each of our NEOs in the event of a termination “With Cause,” as defined by the Employment Agreements.

	WITH CAUSE
	Salary/	Group
	Bonus/	Benefit			Deferred
	ACA	Plans	Other	Pension	Compensation	Equity
Executive's Name	Awards	Continuation	Benefits	Benefits	(1)	Awards (2)	Total
Keith S. Walters	$-	$-	$-	$1,198,465	$6,690,214	$-	$7,888,679
Richard L. Travis, Jr.(3)	$-	$-	$-	$646,492	$3,180,203	$-	$3,826,695
Michael D. Magill	$-	$-	$-	$729,448	$910,076	$-	$1,639,524
Ronald M. Graham	$-	$-	$-	$1,182,314	$964,899	$-	$2,147,213
Vera Burnett (4)	$-	$-	$-	$385,052	$-	$-	$385,052

(1)

Aggregate account value as of February 28, 2021. The amounts shown in the Nonqualified Contribution and Deferred Compensation in Last Fiscal Year table on page 50 of this Proxy Statement include the amounts shown in this column.

(2)

Calculated as the difference between the exercise price of all vested in-the-money options and the closing price of the Common Stock as of February 28, 2021 ($19.82), multiplied by the number of such options as of February 28, 2021.

(3)

Mr. Travis retired from his executive office with the Company as of September 28, 2020.  There were no severance payments or accelerated vesting of equity awards resulting from his termination of employment.  The deferred compensation balance was distributed subsequent to February 28, 2021.

(4)	There are no special termination, severance, and change of control arrangements under the terms of employment with Ms. Burnett.

The following table describes payments that would be required to each of our NEOs in the event of a disability, or death termination as defined by the Employment Agreements.

	TERMINATION DUE TO DISABILITY		TERMINATION DUE TO DEATH
Executive's Name	Compensation	Benefits (1)	Benefits (2)
Keith S. Walters	$-	$-	$112,500
Richard L. Travis, Jr. (3)	$-	$-	$-
Michael D. Magill	$-	$-	$112,500
Ronald M. Graham	$-	$-	$112,500
Vera Burnett	$-	$420,000	$225,000

(1)	Reflects monthly long-term disability benefits of $5,000 until the age of 65.

(2)	Each NEO’s benefits include basic life insurance benefits of $250,000, which is reduced by 55% upon the NEO reaching 70 years of age.

(3) Mr. Travis retired effective September 28, 2020 as Chief Financial Officer and Treasurer.

CEO PAY RATIO

For the fiscal year ended February 28, 2021, the median annual total compensation of all employees of the Company (other than our CEO) was $54,489.  The annual total compensation of our CEO was $2,347,282. The ratio of the total compensation of our CEO to the median annual total compensation of all employees was 43 to 1.

To identify the median employee, we conducted an analysis of our total employee population as of December 31, 2020, without the use of statistical sampling.  We determined our median employee using “total compensation” paid during the full year 2020.  Total compensation consisted of gross wages to include base wages, overtime, shift differential, incentives, paid time off and perquisites, as applicable.  We did not annualize gross wages for employees who were not employed for the full year in 2020.  After selecting the median employee, we calculated the annual total compensation of the median employee using the same methodology used in calculating the annual total compensation of our CEO, as reported in the Summary Compensation Table on page 46 of this Proxy Statement.

This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K of the SEC using data and methodology summarized above.  The SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio.  Accordingly, the pay ratio disclosed by other companies may not be comparable to our estimated pay ratio as disclosed above.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLAN

Equity Compensation Plan Table

The following table provides information about securities authorized for issuance under the Company’s equity compensation plan as of February 28, 2021.

Number of
securities
available for
future issuances
	Number of		under equity
	securities to be	Weighted	compensation
	issued upon	average	plans (excluding
	exercise of	exercise price	securities
	outstanding	of outstanding	reflected in
	options	options	column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by the security holders (1)	119,729	$0.00	433,648
Equity compensation plans not approved by security holders	-	-	-
Total	119,729	$0.00	433,648

(1)	Refers to the Prior Long-Term Incentive Plan. Includes grants of 119,729 shares of restricted stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

See Executive Compensation – Employment Agreements section of this Proxy Statement for a description of Employment Agreements between the Company and its current NEOs.

During fiscal year 2021, there were no transactions to be disclosed in which we were a participant and the amount involved exceeded $120,000 and in which any related person, including our named executives and directors, had or will have a direct or indirect material interest.  Any transaction involving a related party or a potential conflict of interest must be reviewed and approved by our Board prior to being entered into by the Company.

As previously disclosed, on March 16, 2019, the Company acquired the assets of IPG, which was wholly owned by Mr. Mozina, prior to him becoming a director of the Company.  In connection with the purchase of IPG, the Company entered into a sourcing agreement with the Stevens Group LLC (“Stevens Group”), a distributorship located in Chicago, Illinois that is 70% owned by Mr. Mozina and his family.  The sourcing agreement has a four-year term and requires the Stevens Group to make minimum purchases of products from the Company of approximately $2.0 million per year.  The Company also leases certain facilities from Stevenson Road LLC, a real estate company that is 100% owned by Mr. Mozina and his family.  The lease has an initial term of three years and provides for rent of approximately $31,000 per month. The rent rate is at current market rates in the Chicago area and was approved by the Board as part of the acquisition of IPG.

See Corporate Governance Matters – Code of Business Conduct and Ethics section of this Proxy Statement for a discussion of our policies and procedures related to conflicts of interest.

      See Corporate Governance Matters – Director Independence section of this Proxy Statement for a description of director independence.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of the Common Stock with the SEC and the NYSE, and furnish the Company with copies of the forms filed. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to it and written representations of our officers and directors, during the year ended February 28, 2021, all Section 16(a) reports applicable to its officers and directors were filed on a timely basis except for a late report filed by Mr. Walters for shares of stock issued under the provision for distributions set forth in the Deferred Compensation Plan and distributed as shares to Mr. Walters due to the termination of the Deferred Compensation Plan.  Due to an inadvertent administrative error, the transactions were not reported to the SEC until March 19, 2021.

OTHER MATTERS

The Board does not intend to present any other items of business other than those stated in the Notice of Annual Meeting of Shareholders. If other matters are properly brought before the meeting, the persons named as your proxies will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

DIRECTIONS TO ENNIS 2021 ANNUAL MEETING

If traveling from the North on I-35 East:

If on I-35E, travel South on US Hwy 287 (Ft. Worth exit), exit and take US Hwy 287 North toward Ft. Worth until you reach Midlothian (do not take 287 Business in Midlothian). Exit at Midlothian Pkwy., turn left onto Midlothian Pkwy. and proceed to Mount Zion Rd. Turn right and continue to Community Circle and turn right. The Conference Center will be on the right in the larger of the two buildings.

If traveling from the North on US Hwy 67:

If traveling on US Hwy 67, travel South to Hwy 287 South (do not take 287 Business in Midlothian). Take Hwy 287 South and exit at FM 663/14th St., proceed to 14th St., and turn right. Follow 14th St. until you reach Mount Zion Rd. and turn left. Continue approximately one block to Community Circle and turn left. The Conference Center will be on the right in the larger of the two buildings.

If traveling from the East:

If traveling from the East, take US Hwy 287 North until you reach Midlothian (do not take 287 Business in Midlothian). Exit at Midlothian Pkwy., turn left onto Midlothian Pkwy. and proceed to Mount Zion Rd. Turn right and continue to Community Circle and turn right. The Conference Center will be on the right in the larger of the two buildings.

If traveling from the West:

If traveling from the West, take US Hwy 287 South until you reach Midlothian and take the FM 663/14th St. exit. Proceed to 14th St., turn right and continue to Mount Zion Rd. Turn left onto Mount Zion Rd. and proceed to Community Circle and turn left. The Conference Center will be on the right in the larger of the two buildings.

If traveling from the South:

If traveling from the South, take I-35E and head North to US Hwy 287 North (Ft. Worth exit). Exit and take US Hwy 287 North until you reach Midlothian (do not take 287 Business in Midlothian). Exit at Midlothian Pkwy., turn left onto Midlothian Pkwy. and proceed to Mount Zion Rd. Turn right and continue to Community Circle and turn right. The Conference Center will be on the right in the larger of the two buildings.

MIDLOTHIAN

To Mansfield, Grand Prairie
& Arlington (Hwy 67)
To Waxahachie
(I-35E)
287
FM 663
S. 14th Street
Midlothian
Pkwy.
Community
Circle
Community
Conference
Center
Mt. Zion Rd.
N

2441 Presidential Parkway | Midlothian, Texas 76065 | www.ennis.com

idlothian to mansfield, grand prairie & arlington (hwy67) to waxahachie (i-35E) FM 663 s.14th street 287 Midlothian pkwy. Community circle Communityconference centre mt. zion rd. n 2441 presidential parkway midlothian, texas 76065 www.ennis.com

MMMMMMMMMMMM   MMMMMMMMM    000004    ENDORSEMENT_LINE______________ SACKPACK_____________    MR ASAMPLE  DESIGNATION (IF ANY)  ADD 1  ADD 2  ADD 3  ADD 4  ADD 5  ADD 6   Using a black ink pen, mark your votes with an X as shown in this example.  Please do not write outside the designated areas.    MMMMMMMMMMMMMMM  C123456789    000000000.000000 ext 000000000.000000 ext  000000000.000000 ext 000000000.000000 ext  000000000.000000 ext 000000000.000000 ext   Your vote matters – here’s how to vote!   You may vote online or by phone instead of mailing this card.    Votes submitted electronically must be  received by 1:00 a.m., (Central Time), on  July 15, 2021.    Online  Go to www.envisionreports.com/EBF or  scan the QR code — login details are  located in the shaded bar below.   Phone   Call toll free 1-800-652-VOTE (8683) within  the USA, US territories and Canada   Save paper, time and money!  Sign up for electronic delivery at  www.envisionreports.com/EBF   2021 Annual Meeting Proxy Card 1234 5678 9012 345  •  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. •    Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 – 5.A  1. Election of Directors:  +  For Against Abstain For Against Abstain For Against Abstain   01 - Godfrey M. Long, Jr.    02 - Troy L. Priddy    03 - Alejandro Quiroz    *Terms ending in 2024   For Against Abstain For Against Abstain   2. Ratification of Grant Thornton LLP as our independent  3. To approve, by non-binding advisory vote, executive compensation.  registered public accounting firm for fiscal year 2022.  4. Approval of 2021 Long-Term Incentive Plan of Ennis, Inc.  5. In their discretion, the Proxies are authorized to vote upon  such other business as may properly come before the meeting.  Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. B  Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.  Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.    MR A SAMPLE (THIS AREA IS SET UPTOACCOMMODATE   C 1234567890 JNT   140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND  MR ASAMPLE AND MR ASAMPLE AND MR ASAMPLE AND  1PCF  504407  MR ASAMPLE AND MR ASAMPLE AND MR ASAMPLE AND   MMMMMMM  +    03GLBD

2021 Annual Meeting Admission Ticket  2021 Annual Meeting of Ennis, Inc. Stockholders   July 15, 2021, 10:00 a.m. CT  Midlothian Conference Center  One Community Circle, Midlothian, Texas 76065   Upon arrival, please present this admission ticket and photo identification at the registration desk.   Please be advised that Ennis, Inc. (the “Company”) is monitoring the ongoing COVID-19 Pandemic. We are holding the Annual Meeting in person unless circumstances or health  and safety recommendations change. The Company is sensitive to the health and safety of its employees, shareholders and communities and will provide safety measures of  temperature checks and hand sanitizers. Attendees will be required to observe all physical distancing and face covering requirements imposed by the federal, state and local  governments irrespective of your vaccination status as a courtesy to those who may not have been vaccinated.   Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the Ennis, Inc. annual stockholders’ meeting are available on the  Internet. Follow the instructions below to view the materials and vote online or request a copy.   The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more  complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials  before voting.   Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.  The material is available at: www.envisionreports.com/EBF    Small steps make an impact.   Help the environment by consenting to receive electronic  delivery, sign up at www.envisionreports.com/EBF    •  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. •    Ennis, Inc.   +    Notice of 2021 Annual Meeting of Stockholders  Proxy Solicited by Board of Directors for Annual Meeting — July 15, 2021   Keith S. Walters and Vera Burnett, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the  undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Ennis, Inc. to be held  on July 15, 2021 or at any postponement or adjournment thereof.   Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election  of the Board of Directors and FOR items 2-5.  In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.  (Items to be voted appear on reverse side)   Non-Voting Items C  Change of Address — Please print new address below.   +

MMMMMMMMMMMM  MMMMMMMMM    Using a black ink pen, mark your votes with an X as shown in this example.  Please do not write outside the designated areas.    2021 Annual Meeting Proxy Card   •  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. •    Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 – 5.A  1. Election of Directors:  01 - Godfrey M. Long, Jr.  For Against Abstain  02 - Troy L. Priddy  For Against Abstain  03 - Alejandro Quiroz  For Against Abstain  +  *Terms ending in 2024  For Against Abstain For Against Abstain   2. Ratification of Grant Thornton LLP as our independent  registered public accounting firm for fiscal year 2022.  3. To approve, by non-binding advisory vote, executive compensation.  4. Approval of 2021 Long-Term Incentive Plan of Ennis, Inc. 5. In their discretion, the Proxies are authorized to vote upon  such other business as may properly come before the meeting.   Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. B  Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.  Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.    1UPX  504407    +    03GLCD

Please be advised that Ennis, Inc. (the “Company”) is monitoring the ongoing COVID-19 Pandemic. We are holding the Annual Meeting in person unless circumstances or health  and safety recommendations change. The Company is sensitive to the health and safety of its employees, shareholders and communities and will provide safety measures of  temperature checks and hand sanitizers. Attendees will be required to observe all physical distancing and face covering requirements imposed by the federal, state and local  governments irrespective of your vaccination status as a courtesy to those who may not have been vaccinated.   Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.  The material is available at: www.edocumentview.com/EBF   •  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. •    Ennis, Inc.   Notice of 2021 Annual Meeting of Stockholders  Proxy Solicited by Board of Directors for Annual Meeting — July 15, 2021   Keith S. Walters and Vera Burnett, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the  undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Ennis, Inc. to be held  on July 15, 2021 or at any postponement or adjournment thereof.   Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election  of the Board of Directors and FOR items 2-5.  In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.  (Items to be voted appear on reverse side)       eProxieswillhavea     horitytovoteFORtheelection  oftheBoard ofDirectorsandFOR items2-5.  Intheirdiscretion, the Proxies areauthorizedtovoteupon suchotherbusinessasmayproperlycome before the meeting.  (Itemstobe voted appearon reverse side)